PUBLIC ACCOUNTS VOL. 1



Consolidated Financial Statements

FOR THE FISCAL YEAR ENDED
31 MARCH 2023

New Nouveau Brunswick

Public Accounts
Consolidated Financial Statements
For the Fiscal Year Ended 31 March 2023

Province of New Brunswick
PO 6000, Fredericton NB E3B 5H1 CANADA

GNB.CA

ISBN 978-1-4605-3682-7 (Bilingual print edition)
ISBN 978-1-4605-3683-4 (PDF: English edition)
ISBN 978-1-4605-3684-1 (PDF: French edition)

23-00554 | 2023.08 | Printed in New Brunswick

To Her Honour,

The Honourable Brenda Murphy
Lieutenant-Governor of the Province of New Brunswick

The undersigned has the honour to submit the Public Accounts of the Province of New Brunswick for the fiscal year ended 31 March 2023.

I am, Your Honour,

Ernie L. Steeves
Minister of Finance and Treasury Board

Fredericton, New Brunswick
September 2023

The Honourable Ernie L. Steeves
Minister of Finance and Treasury Board

Sir:

The undersigned has the honour to present to you the Public Accounts of the Province of New Brunswick for the fiscal year ended 31 March 2023.

Respectfully submitted,

Amy Murdock, CPA, CA
Comptroller

Fredericton, New Brunswick
September 2023

TABLE OF CONTENTS

Audited Consolidated Financial Statements

INTRODUCTION
VOLUME I

The Public Accounts of the Province of New Brunswick are presented in two volumes.

This volume contains the audited consolidated financial statements of the Provincial Reporting Entity as described in Note 1 to the Consolidated Financial Statements. They include a Consolidated Statement of Financial Position, a Consolidated Statement of Operations, a Consolidated Statement of Change in Accumulated Operating Deficit, a Consolidated Statement of Remeasurement Gains and Losses, a Consolidated Statement of Change in Net Debt and a Consolidated Statement of Cash Flow. This volume also contains the Statement of Responsibility, the Financial Statement Discussion and Analysis, and the Independent Auditor's Report.

Volume II contains unaudited supplementary information to the consolidated financial statements presented in Volume I. It presents summary statements for revenue and expenditure as well as five-year comparative statements. This volume also contains detailed information on Supplementary Appropriations, Funded Debt, statements of the General Sinking Fund and revenue and expenditure by budgetary account for each government department.

In addition, the Province includes the following lists on the Finance and Treasury Board web site at www.gnb.ca/publicaccounts:

- Salary information of government employees and employees of certain government organizations in excess of $80,000 for the calendar year. Salary information is for the calendar year. When an employee transfers to another government department during the year, the employee's full salary amount is reported under the department where the employee worked at 31 December. When an employee transfers from a government department to a government organization during the year, or vice versa, the amount paid to the employee by each organization is reported under the respective department or organization.

- Retirement allowances or severance payments to government employees and employees of certain government organizations in excess of $15,000 for the calendar year.

- Travel and other employee expenses in excess of $15,000 paid during the fiscal year to government employees, separated by department.

- Payments attributed to medical practitioners in excess of $80,000 for the fiscal year.

- Payments made to suppliers during the fiscal year in excess of $25,000 separated by department as well as a combined listing including payments made by all departments and some government organizations.

- Grant payments made during the fiscal year in excess of $25,000 separated by department as well as a combined listing including payments made by all departments and some government organizations.

- Payments made through purchase cards during the fiscal year to suppliers in excess of $25,000 separated by department as well as a combined listing including payments made by all departments and some government organizations.

- Loans disbursed to recipients during the year in excess of $25,000 separated by department.

STATEMENT OF RESPONSIBILITY

The consolidated financial statements of the Province of New Brunswick are prepared each year by the Comptroller as required under section 14 of the *Financial Administration Act*. The Financial Statement Discussion and Analysis is prepared by the Department of Finance and Treasury Board. The consolidated financial statements include a Consolidated Statement of Financial Position, a Consolidated Statement of Operations, a Consolidated Statement of Change in Accumulated Operating Deficit, a Consolidated Statement of Remeasurement Gains and Losses, a Consolidated Statement of Change in Net Debt and a Consolidated Statement of Cash Flow.

Financial statement integrity and objectivity are the responsibility of the Province. To help fulfil this responsibility, systems of internal control have been established to provide reasonable assurance that transactions are properly authorized, executed and reported. The statements are prepared in accordance with the accounting policies described in Note 1 to the Consolidated Financial Statements.

On behalf of the Province:

Ernie L. Steeves
Minister of Finance and Treasury Board

September 2023

Highlights of New Brunswick's Financial Results

31 March 2023

$1.0 Billion
Surplus

$12.4 Billion
Net Debt

$12.4 Billion
Revenue

$11.4 Billion
Expenses

What were the key areas of spending?

$3.9 Billion
Health

The operation of hospitals, medical facilities, clinics, Medicare, ambulances, pharmaceutical plans and extra-mural services.

$2.5 Billion
Education and Training

The operation of schools, community colleges, contributions to higher education, and early childhood development programs.

$1.6 Billion
Social Development

Nursing home operations, support services for children and persons with disabilities, housing and income security programs.

What were the main sources of revenue?

$6.5 Billion
Taxes

Primarily from personal income tax, Harmonized Sales Tax, corporate income tax and provincial real property tax.

$2.4 Billion
Fiscal Equalization

Federal transfers addressing fiscal disparities between New Brunswick and other provinces.

$1.9 Billion
Other Federal Transfers

Including the Canada Health Transfer, the Canada Social Transfer and transfers related to labour market development, early learning and child care, and infrastructure.

What happened this year?

- Unprecedented tax revenues attributable to economic, population and income growth, complementing the introduction of various tax relief measures
- Expense growth of 7.7% reflecting investments in health care, education and social services
- Adoption of new accounting standards, including Financial Instruments and Asset Retirement Obligations, which increased net debt

Financial Statement Discussion and Analysis

The Financial Statement Discussion and Analysis provides an overview of financial performance and should be read in conjunction with the Consolidated Financial Statements.

Summary Financial Information

The tables below provide a summary of key financial results for the Province for the fiscal years ending 31 March 2022, as restated, and 31 March 2023.

Consolidated Statement of Financial Position

	(millions)			
	2023		2022	
Financial Assets	$	12,277.8	$	12,544.4
Liabilities		(24,702.4)		(25,328.2)
Net Debt		**(12,424.6)**		**(12,783.8)**
Net Tangible Capital Assets		9,284.5		9,154.5
Other Non-Financial Assets		272.5		244.7
Total Non-Financial Assets		**9,557.0**		**9,399.2**
Accumulated Deficit	**$**	**(2,867.6)**	**$**	**(3,384.6)**

Consolidated Statement of Operations

	(millions)			
	2023		2022	
Provincial Source Revenue	$	8,143.7	$	7,173.0
Federal Source Revenue		4,308.3		4,217.9
Total Revenue		**12,452.0**		**11,390.9**
Expenses		11,439.4		10,621.6
Surplus	**$**	**1,012.6**	**$**	**769.3**

Consolidated Statement of Changes in Net Debt

	(millions)			
	2023		2022	
Opening Balance	$	(12,783.8)	$	(13,872.3)
Decrease in Net Debt		359.2		1,088.5
Ending Net Debt	**$**	**(12,424.6)**	**$**	**(12,783.8)**

What you need to know about New Brunswick's Financial Results

Annual Surplus (Deficit)

Definition

A surplus or a deficit is the gap between revenues and expenses during the year. If revenues are greater than expenses, the Province has a surplus. In contrast, if expenses are higher than revenues, the Province has a deficit.

Results

Exhibit 1 shows the Province's actual annual surplus (deficit), as restated, compared to budget for the past decade. This year, the Province had a surplus of $1,013 million, which is the sixth consecutive annual surplus. This means the Province was able to pay for its current expenses out of the total revenue obtained this year. It also contributed to a reduction in net debt.

The overall trend shows that the size of the annual deficit began steadily decreasing in fiscal 2015, with annual surpluses being realized since 2018. The current year results reflect the impact of stronger-than-anticipated economic, population and income growth on income tax and Harmonized Sales Tax revenue, as the economy continues its strong recovery from the pandemic.

Exhibit 1: Annual Surplus (Deficit) Compared to Budget - 10 Year Trend


Millions ($)
1,100
900
700
500
300
100
(100)
(300)
(500)
(700)

	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Budget	(479)	(391)	(327)	(246)	(192)	(189)	23	92	(245)	35
Actual	(608)	(371)	(269)	(125)	59	64	41	400	769	1,013

Net Debt

Definition

Net Debt is the difference between liabilities and financial assets and indicates how much future revenue is needed to pay for past expenses and non-financial asset purchases.

Results

Exhibit 2 shows the fiscal year-end balance of the Province's Net Debt, as restated, for the past decade. The Province had a Net Debt of $12.4 billion this year, approximately 3 percent higher than it was a decade ago. The adoption of new accounting standards in 2023, requiring fair value measurement for certain financial assets and liabilities, increased Net Debt and introduces additional volatility to Net Debt going forward.

The increase in Net Debt in 2015 was attributable to the addition of nursing homes to the provincial reporting entity and an accounting change related to pensions. From 2016 to 2020, Net Debt remained stable. The improvements to Net Debt in the past three fiscal years are primarily due to annual surpluses, offset by net acquisitions of tangible capital assets and unrealized remeasurement losses.


Exhibit 2: Net Debt - 10 Year Trend
Billions ($)
16
12
8
4
0
12.1
13.5
14.1
14.2
14.3
14.4
14.3
13.9
12.8
12.4
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

How did it change during the year?

There are many factors that impact Net Debt. The common items that explain the difference between annual surplus or deficit and the change in Net Debt are:

- the acquisition and disposal of tangible capital assets
- the current year amortization expense for tangible capital assets
- other items such as: remeasurement gains / losses, the acquisition and disposal of other non-financial assets, etc.

Exhibit 3 provides details of the changes in these factors this year.

Exhibit 3: Factors Impacting Net Debt - Fiscal 2023

Factors	Amount ($ millions)	Impact on Net Debt
Annual Surplus	1,013	⬇
Tangible Capital Assets - Amortizations	567	⬇
Tangible Capital Assets - Acquisitions	(716)	⬆
Net Remeasurement Loss	(456)	⬆
Other	(49)	⬆
Decrease to Net Debt this year	**359**	⬇

What were the major tangible capital asset acquisitions?

Tangible capital assets include acquired, built, developed, and improved tangible assets whose useful life extends beyond the fiscal year and are intended to be used on an ongoing basis for the supply of goods and services.

During the year, significant investments were made to roads and bridges, including the Coles Island Bridges, Route 8 Anderson Bridge, Centennial Bridge, Saint John Harbour Bridge, Route 11 twinning projects, and other road surfacing and large culvert programs.

Investments in buildings include major work on four new schools, a new courthouse in Fredericton, upgrades to hospitals across the Province and other building programs.

The regional health authorities also had significant investments in major equipment.

See Note 14 of the Consolidated Financial Statements for more details on tangible capital assets.

What are remeasurement gains and losses?

Remeasurement gains and losses arise from recording unrealized changes in the fair value of certain financial assets and liabilities (including derivatives) and from foreign currency exchange rate fluctuations.

Expenses

Definition

An expense is an amount spent by the Province to deliver services and programs such as health care and education.

Results

Exhibit 4 shows the Province's annual actual expenses, as restated, compared to budget for the past decade. The Province's total expense this year was $11.4 billion, which is $817 million more than the prior year and $128 million higher than budget. Budgeted expense growth can be largely attributed to investments in health, education and training and social development.

The overall trend indicates that the Province's expenses have increased by more than 35% over the past ten years, with the largest increases occurring over the last two years. This reflects the Province's ongoing investment in priority areas, to build capacity and resiliency into government services.

Exhibit 4: Total Expense Compared to Budget - 10 Year Trend


Billion ($)
12
10
8
6
4
2
0

	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Actual	8.4	8.8	8.7	9.0	9.3	9.6	9.9	9.9	10.6	11.4
Budget	8.5	8.4	8.6	9.0	9.4	9.6	9.8	10.2	10.6	11.3

How does this year's total expense compare?

Exhibit 5 shows a breakdown of the total expense by function for the year compared to budget and prior year. Explanations for significant differences from budget and changes from prior year are provided after the exhibit.


Exhibit 5: Expenses by Function - Comparison to Budget and Prior Year
2023 Budget
2023 Actual
2022 Actual
Millions ($)
4,000
3,000
2,000
1,000
0
3,709
3,898
3,617
2,469
2,501
2,255
1,592
1,628
1,501
857
836
745
824
828
778
1,860
1,748
1,726
Health
Education and Training
Social Development
Central Government
Transportation and Infrastructure
Other*
Function

** The breakdown of the 2023 actuals for the "other" function is as follows: $535 million in Service of the Public Debt, $358 million in Protection Services, $351 million in Economic Development, $314 million in Resources, $186 million in Labour and Employment and $4 million for Loss on Restructuring.*

Health

Difference from budget

↑ $189 million (5.1%)

The difference is due mainly to higher than budgeted expenses in:

- health services and Regional Health Authorities related to inflationary pressures and increased service delivery costs;
- continued costs for COVID-19 associated with assessment centers, continued testing and screening as well as the utilization of personal protective equipment; and
- enhanced equipment replacement purchases, supported by the infusion of funding from the federal government.

Change from prior year

↑ $281 million (7.8%)

The increase is due mainly to:

- wage increases for all contracts, including physicians, affecting all areas of health spending including Regional Health Authorities;
- investments in recruitment, primary care, lab redesign, and access to addictions and mental health services;
- Increased prescription drug spending for vulnerable populations; and
- higher expenses for health services and Regional Health Authorities due to inflation and sourcing of labour.

Education and Training

Difference from budget

↑ $32 million (1.3%)

The difference is due mainly to higher than budgeted expenses in:

- post-secondary financial services as a result of higher interest rate costs related to student loans; and
- school districts staffing and operational costs related to growth in student enrolment and inflationary pressures.

These increases were partially offset by lower than budgeted costs in initiatives related to the Canada-New Brunswick Canada-Wide Early Learning and Child Care Agreement.

Change from prior year

↑ $246 million (10.9%)

The increase is due mainly to:

- increased staffing required in schools to address growth in student enrollment, and inflationary pressures on costs;
- investments in early learning and child care to improve affordability and access for families, supported by federal funding under the Canada-New Brunswick Canada-Wide Early Learning and Child Care Agreement; and
- additional post-secondary financial services as a result of higher interest rate costs for student loans.

Social Development

Difference from budget

⬆ $36 million (2.3%)

The difference is due mainly to increased spending related to benefit payments under the Emergency Food and Fuel program, as well as increased costs related to child welfare and youth services.

Change from prior year

⬆ $127 million (8.5%)

The increase is due mainly to:

- increased wages for nursing home staff and human service workers as well as per diem increases for adult residential facilities;
- increased spending in social assistance benefits, as well as the payments related to the Emergency Food and Fuel program; and
- increased spending in Healthy Seniors Pilot project, which funds applied research initiatives aimed at supporting healthy aging for seniors in their homes, communities and care facilities.

Central Government

Difference from budget

⬇ $21 million (-2.4%)

The difference is due mainly to lower than budgeted expenses in:

- the Injured Workers liability accrual due to higher-than-expected actuarial gains; and
- the Supplementary Funding Provision program.

Change from prior year

⬆ $91 million (12.3%)

The increase is due mainly to:

- the Injured Workers liability accrual and pension expense due to higher-than-expected actuarial gains;
- increased payments to First Nations communities under tax and gaming revenue sharing agreements; and
- increased costs in Service New Brunswick related to licensing, equipment, and client demand in Technology Services.

Transportation and Infrastructure

Difference from budget

↑ $4 million (0.5%)

The difference is due mainly to inflationary pressures in the summer and winter maintenance programs, increased fuel costs for ferry operations and capital maintenance.

Change from prior year

↑ $50 million (6.4%)

The increase is due mainly to increased costs for summer and winter maintenance of highways and increased capital maintenance.

Other Expenses

(Includes: Service of the Public Debt, Economic Development, Protection Services, Resources and Labour and Employment)

Difference from budget

↓ $112 million (-6.0%)

The difference is due mainly to lower than expected expenses in:

- Service of the Public Debt due to higher than anticipated short-term interest earnings, lower than expected borrowing requirements, and the adoption of a new accounting standard for financial instruments, whereby interest paid on debt of the province held in investments is now eliminated;
- Regional Development Corporation from projects not proceeding as quickly as anticipated; and
- Opportunities New Brunswick's financial assistance program from decreased claim activity and other operational savings.

These decreases were partially offset by higher-than-expected expenses in Resources related to the Enhanced Energy Savings program, and Labour and Employment related to the carryover of federal labour market funding programs.

Change from prior year

↑ $22 million (1.3%)

The increase is due mainly to:

- higher expenses in Natural Resources and Energy Development related to energy efficiency program benefits paid under the Enhanced Energy Savings program; and
- Increased investments in climate projects under the Climate Change Fund.

These increases were partially offset by decreases in Service of the Public Debt, as explained under the difference from budget.

What were the key areas of spending this year?

Roughly 70% of the Province's expenses went toward the areas of Health, Education and Training and Social Development. The expenses in these areas include:

- the provision of health care through 23 hospitals across two Regional Health Authorities, and services of more than 1,800 medical practitioners through the Medicare program;
- prescription drug benefits to eligible residents of New Brunswick;
- ambulance services including land, air and dispatch;
- the operation of 295 schools providing education to more than 102,000 students across the province;
- programs to provide families with affordable access to daycare delivering quality early education services;
- financial assistance to students, colleges and universities to make post-secondary education more accessible and affordable;
- support to over 70 licensed nursing homes providing care to more than 5,000 residents;
- programs to protect the Province's most vulnerable, including children and young people, persons with disabilities and seniors; and
- income security and housing programs to assist individuals and families to meet basic needs of food, clothing and shelter.

Exhibit 6 illustrates the percentage allocation of the Province's $11.4 billion expense for the year to each function. There was no significant change in the year-over-year allocation of expense by function.

Exhibit 6: This Year's Total Expense by Function


Resources, 3%
Labour and Employment, 2%
Protection Services, 3%
Economic Development, 3%
Service of the Public Debt, 5%
Health, 34%
Transportation and Infrastructure, 7%
Central Government, 7%
Social Development, 14%
Education and Training, 22%

Did you know?

Through the Enhanced Energy Savings Program, the Province is helping low-income homeowners and renters make their homes more energy efficient and lower their monthly power bills.

Service of the Public Debt

Definition

Interest and other debt service charges are reported in the Consolidated Statement of Operations as Service of the Public Debt. This cost is impacted by factors outside the direct control of the Province, such as credit ratings, interest rates, financial markets and currency fluctuations. Not included in this amount are government business enterprise financing charges and interest costs on:

- net pension liability
- student loans
- CMHC debentures and nursing home debt

Additional information on the allocation of the items not included in the service of the public debt is available in Note 1 of the Consolidated Financial Statements.

Results

Exhibit 7 shows the annual cost of the Service of the Public Debt for the past decade. This year $535 million was spent on these costs.

While the Province's Net Debt has increased slightly as compared to 2014, the Service of the Public Debt expense has decreased. The significant year-over-year improvement illustrated in Exhibit 7 is primarily due to higher interest rates producing increased short term investment income and lower than expected borrowing requirements due to improved financial results. The adoption of new accounting standards related to financial instruments in 2023, without restatement of prior year results, also contributes to this improvement.

Exhibit 7: Service of the Public Debt - 10 Year Trend


800
600
400
Millions ($)
662
677
678
673
667
648
643
647
635
535
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023*

** Beginning in 2023 interest expense related to debt securities of the Province held in investments is excluded.*

Revenue

Total Revenue

Definition

A revenue is an amount received or receivable by the Province from sources such as taxes, fees and transfers from the federal government.

Results

Exhibit 8 shows the amount of annual revenue earned by the Province from provincial and federal sources, over the past decade. The Province's total revenue this year was $12.4 billion. This is an increase of $1.0 billion over the prior year and is primarily attributable to increased tax revenue from provincial sources.

Approximately 65% of the Province's annual revenue is from provincial sources. This means the Province relies primarily on generating its own revenue, through taxes and fees, to pay for the services it delivers to its residents.

The overall trend shows that the Province's total revenue has increased by 60% since the beginning of the period.


Exhibit 8: Total Revenue by Source - 10 Year Trend
Federal Source Revenue
Provincial Source Revenue
Billions ($)
12
10
8
6
4
2
0
4.9
5.4
5.4
5.8
6.1
6.3
6.3
6.2
7.2
8.1
2.9
3.0
3.0
3.1
3.2
3.4
3.6
4.1
4.2
4.3
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

Why did it change from the prior year?

The overall year-over-year change in total revenue is predominantly attributable to increased personal income tax, corporate income tax and Harmonized Sales Tax. Tax revenue has rebounded strongly after being adversely impacted early in the pandemic and is an indicator of the strong economic recovery. Equalization transfers are also higher than last year.

Provincial Source Revenue

Definition

Provincial source revenue is revenue generated by the Province primarily through taxes and fees. The Province has more control over this source of revenue. For example, it establishes tax rates, fees and other charges; however, it is vulnerable to certain factors, such as:

- Health of the economy
- Changes in the collected or estimated revenue by the federal government, such as income tax and Harmonized Sales Tax
- Revenue of government business enterprises and business partnerships (i.e. New Brunswick Power Corporation, New Brunswick Liquor Corporation, Atlantic Lottery Corporation) may fluctuate due to the price of goods of sales, accounting changes, weather, etc.

Results

Exhibit 9 shows the annual provincial source revenue compared to budget, for the past decade. The revenue from provincial sources this year was $8.1 billion. This represents a $971 million increase from the prior year and is $1.1 billion higher than budgeted.

The overall trend shows that revenues increased significantly in 2023, continuing an upward trend started in 2022 after having been relatively stable in the previous four years and have increased by $3.2 billion since the beginning of the ten-year period.

Exhibit 9: Provincial Source Revenue - 10 Year Trend


9
6
3
0
Billions ($)

	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Actual	4.9	5.4	5.4	5.8	6.1	6.3	6.3	6.2	7.2	8.1
Budget	5.1	5.1	5.4	5.7	6.0	6.0	6.3	6.4	6.3	7.0

How does this year's provincial source revenue compare?

Exhibit 10 shows a breakdown of the provincial source revenue for the year compared to budget and prior year. Explanations for significant differences from budget and changes from prior year are provided after the exhibit.

Most of the provincial source revenue is from taxes. Taxes include personal income tax, Harmonized Sales Tax (HST), property taxes, corporate income tax, gasoline and motive fuels tax, carbon emitting products tax and other smaller tax sources. Economic conditions, changes in tax rates and fiscal policy can have an impact on the total revenue obtained by the Province.

The second largest provincial source revenue is Other Provincial Revenue. This includes revenue from the sale of goods and services, lotteries and gaming, investment income, fines and penalties.


Exhibit 10: Provincial Source Revenue - Comparison to Budget and Prior Year
2023 Budget
2023 Actual
2022 Actual
Millions ($)
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
5,466
6,505
5,531
694
833
747
410
335
440
446
471
455
Taxes
Other Provincial Revenue
Government Business Enterprises and Business Partnerships
Other*
Revenue Source

** The breakdown of the 2023 actuals for the "other" revenue source is as follows: $188 million in Sinking Fund Earnings, $176 million in Licenses and Permits and $107 million in Royalties.*

Taxes

(Includes: Personal Income Tax, Corporate Income Tax, Property Tax, Harmonized Sales Tax, Gasoline and Motive Fuels Tax, Carbon Emitting Products Tax, and other smaller taxes)

Difference from budget

↑ $1,039 million (19.0%)

The difference is due mainly to higher:

- corporate income tax revenue due to the strengthened economy, including a large prior-year adjustment in respect of the 2021 taxation year and a significant increase to the national corporate taxable income forecast on which payments are based;
- personal income tax revenue due to the stronger economy, including a large prior-year adjustment in respect of the 2021 taxation year, a corresponding strengthening of the forecast base, and population and income growth for 2022; and
- Harmonized Sales Tax (HST) revenue, which reflects a strengthening national revenue pool, on which New Brunswick's payments are based.

Change from prior year

↑ $974 million (17.6%)

The same factors explaining the increase from budget apply to the increase in actual results from prior year.

The increase is partially offset by personal income tax relief measures and reductions to the provincial property tax rates for the 2022 taxation year.

Other Provincial Revenue

(Includes: Sales of Goods and Services, Lotteries and Gaming, Investment Income, Fines and Penalties and other miscellaneous revenue)

Difference from budget

↑ $139 million (20.1%)

The difference is due mainly to higher than budgeted:

- income from Opportunities New Brunswick related to provision recoveries;
- amortization of discounts resulting from the elimination of interest on provincial student loans;
- revenue from Casino New Brunswick as operations normalize post-pandemic; and
- revenues from various other consolidated entities.

Change from prior year

↑ $86 million (11.5%)

The same factors explaining the increase from budget apply to the increase in actual results from prior year.

Government Business Enterprises and Business Partnerships

Difference from budget

$75 million (-18.3%)

The difference is due mainly to lower net earnings for New Brunswick Power Corporation, attributable to increased costs for electricity loads, supply prices (including costs associated with generating station outages), the early retirement program, as well as lower gains on nuclear fund investments reflecting changes in market conditions and higher interest costs. Net changes in regulatory balances are also included in the year-end result.

Change from prior year

$105 million (-24.0%)

The same factors explaining the decrease from budget apply to the decrease from prior year.

Other Revenue

(Includes: Sinking Fund Earnings, Licenses and Permits and Royalties)

Difference from budget

$25 million (5.4%)

The difference is due mainly to higher forest royalties as a result of increases in timber royalty rates.

This is offset by lower than budgeted sinking fund earnings due to the adoption of a new accounting standard for financial instruments.

Change from prior year

$16 million (3.5%)

The same factors explaining the change from budget apply to the change from prior year.

Federal Source Revenue

Definition

Federal source revenue is funding from the Government of Canada. The Province has limited to no control over this amount as the federal government determines the amount provided.

Various factors can impact the annual amount of federal source revenue:

- Federal fiscal policy
- The annual estimate process that guides federal payments under the Equalization Program, the Canada Health Transfer, and the Canada Social Transfer
- New sources of funding
- Time-limited nature of funding
- Conditions specified in transfer agreements

Results

Exhibit 11 shows the annual federal source revenue compared to budget for the past ten years. The Province's federal source revenue this year was $4.3 billion.

This is a $90 million increase over the previous year and is $22 million lower than budgeted. The overall trend indicates the federal source revenue has been increasing over the past decade with a significant increase beginning in 2021 related to pandemic relief programs.

Exhibit 11: Federal Source Revenue - 10 Year Trend


Billions ($)
5
4
3
2
1
0

	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Actual	2.9	3.0	3.0	3.1	3.2	3.4	3.6	4.1	4.2	4.3
Budget	2.9	2.9	3.0	3.1	3.2	3.4	3.6	3.8	4.0	4.3

Did you know?

Through the Canada-New Brunswick Canada-Wide Early Learning and Child Care Agreement, the Province receives federal revenue to support improvements to the accessibility of affordable child care.

How does this year's federal source revenue compare?

Exhibit 12 provides a breakdown of the federal source revenue for the year compared to budget and prior year. Explanations for significant differences from budget and changes from prior year are provided after the exhibit.

Over half of this year's federal source revenue came from fiscal equalization payments. Fiscal equalization is a federal transfer program for addressing fiscal disparities among provinces. The goal of this transfer is to allow each province to provide reasonably comparable levels of services to its residents at reasonably comparable levels of taxation.

Two other major federal transfers are the Canada Health Transfer and the Canada Social Transfer. The Canada Health Transfer is a federal transfer to allow provinces to provide universal, comprehensive and accessible health care to its residents. The Canada Social Transfer supports post-secondary education, social assistance and social services, and early childhood development and early learning and childcare. Transfers under these programs are calculated on a per capita basis to provide equal support to all Canadians.

Exhibit 12: Federal Source Revenue - Comparison to Budget and Prior Year


2023 Budget
2023 Actual
2022 Actual
2,500
2,000
1,500
1,000
500
0
Millions ($)
2,360
2,360
2,274
934
984
972
329
333
319
707
631
653
Fiscal Equalization
Canada Health Transfer
Canada Social Transfer
Other*
Revenue Source

** The breakdown of the 2023 actuals for the "other" revenue source is as follows: $129 million for Labour Market Development, $78 million for Early Learning and Child Care, $57 million for Integrated Bilateral Agreement, $51 million for donated inventory, $50 million for Canada Community-Building Fund, $35 million for CMHC Recoveries, $23 million for Workforce Development Agreement, $14 million for Disaster Financial Assistance and $194 million for various other purposes.*

Fiscal Equalization

Difference from budget	Change from prior year
$0 million (0.0%) Actuals agree to budget.	⬆ **$86 million (3.8%)** The increase is due to formula-determined payments to provinces by the federal government.

Canada Health Transfer

Difference from budget	Change from prior year
⬆ **$50 million (5.3%)** The increase is due to one-time funding to clear surgery backlogs, as well as official federal estimates reflecting a higher population share.	⬆ **$12 million (1.2%)** The increase is due to legislated growth in the amount of the transfer, with year-over-year growth restrained as a result of higher one-time funding received in 2021-2022.

Canada Social Transfer

Difference from budget	Change from prior year
⬆ **$4 million (1.0%)** The increase is due to official federal estimates reflecting a higher population share.	⬆ **$14 million (4.2%)** The increase is due to legislated growth in the amount of the transfer.

Other Transfers

Difference from budget	Change from prior year
⬇ **$76 million (-10.5%)** The decrease is due mainly to the timing of revenue under the Canada-New Brunswick Integrated Bilateral Agreement, the Healthy Seniors Pilot Project and the Canada-New Brunswick Canada-Wide Early Learning and Child Care Agreement. This was partially offset by an unbudgeted contribution of personal protective equipment and point of care test kits received from the federal government.	⬇ **$22 million (-3.0%)** The decrease is due mainly to: • a lower in-kind contribution of personal protective equipment and point of care test kits received from the federal government; and • one-time funding received in 2021-2022 for the Canada Community-Building Fund and for Canada's COVID-19 Immunization Plan. This was partially offset by a year-over-year increase in funding received for the Canada-New Brunswick Canada-Wide Early Learning and Child Care Agreement.

What you need to know about New Brunswick's Financial Health Indicators

What are financial health indicators?

The Province's fiscal management can be gauged through an assessment of its financial health in the context of the overall economic and financial environment. Financial health indicators are a way to evaluate management and improve transparency. In this report, the assessment is done by considering if the Province is:

- Sustainable
- Flexible
- Vulnerable

More information on each indicator, including a definition, can be found in the following sections.

How are financial health indicators calculated?

A ratio is a calculation used to show a relationship or compare two or more numbers. Various ratios are considered in this analysis to evaluate the degree to which the financial health indicators above are being met.

The data used in the calculation of each ratio is based on the data available at the time of publishing. It uses information from the audited Consolidated Financial Statements included in this report, and other standard socio-economic indicators such as nominal Gross Domestic Product (GDP) data from Statistics Canada. GDP is a measure of the market value or price of the goods and services produced during the year, indicating the size of the provincial economy.

Data from previous years may be restated to follow any changes in accounting policy or presentation implemented during the year and to reflect updated data for socio-economic factors.

What risks can impact the calculations?

The Province is exposed to certain risks that are beyond its control which could have a significant influence on the calculations for each indicator. These include, but are not limited to:

- Changes to federal transfers or programs
- Emergencies such as floods, forest fires and pandemics
- Changes to the global economic conditions such as energy prices, commodity prices, investment valuation and inflation
- Changes to the international financial conditions that impact interest rates, currency fluctuations or availability of credit
- Developments affecting agencies, such as NB Power, that are included in the Province's consolidated financial statements
- Changes in public sector accounting standards

Sustainability

Definition

Sustainability is the degree to which the Province can maintain its current level of spending and meet its existing debt obligations, without having to increase taxes or total debt.

The ratios used to measure sustainability are the following:

- Net debt as a percentage of GDP
- Net debt per capita

Why is sustainability important?

If the Province is not sustainable, it will require future revenue to pay for current expenses. This could lead to raising taxes and/or reducing services to residents.

Net Debt as a Percentage of GDP

Definition

This ratio is calculated by dividing net debt by the nominal GDP. It measures the relationship between net debt and the economy. If the ratio is declining, the economy is growing faster than net debt, which is an indication of improved sustainability. Conversely, an increasing ratio implies a decline in sustainability.

Results

Net debt as a percentage of GDP, as restated, for the last ten years is shown in Exhibit 13. The current year ratio of 26.8% is an improvement from prior year.

The overall trend shows a decrease in net debt as a percentage of GDP over the past decade, indicating an improvement in the Province's sustainability. The ratio increased at the beginning of the period due to weakened economic circumstances, operating deficits, capital spending, changes in accounting policies and other factors. Since 2016 the ratio has fallen annually, with notable declines in 2022 and 2023, reflecting improved fiscal results for the Province and growth in the economy.

Exhibit 13: Net Debt as a Percentage of GDP – 10 Year Trend


50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
Ratio
37.8%
41.7%
42.0%
41.5%
40.0%
38.7%
37.7%
37.0%
30.0%
26.8%
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

Net Debt per Capita

Definition

Net debt per capita is calculated by dividing net debt by the population of the Province. It represents the net debt attributable to each New Brunswick resident. A decrease in net debt per capita means the debt burden per resident has improved, while an increase indicates the debt burden has grown.

Results

Exhibit 14 shows the net debt per capita, as restated, for the past decade. The net debt per capita this year is $15,300, a decrease from prior year and the lowest level since 2014. This indicates a year-over-year improvement in the Province's sustainability.

The overall trend indicates that the net debt per capita has been returning to levels at the beginning of the period. A focus on responsible fiscal management, and a growing population, has resulted in the net debt per capita falling for the fourth year in a row, with a notable decrease in 2023.

While the province's population has grown from 758,544, as of 1 July 2013 to 812,061 as of 1 July 2022, the decline in the net debt per capita indicates that the growth in population has been proportionately greater than the increase in net debt over this time.

Exhibit 14: Net Debt per Capita - 10 Year Trend



25,000
20,000
15,000
10,000
5,000
0
$ per New Brunswick Resident*
15,900
17,800
18,500
18,600
18,700
18,700
18,500
17,700
16,200
15,300
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

** Amounts were rounded to the nearest $100.*

Did you know?

The Province's population grew by more than 20,000 from 1 July 2021 to 1 July 2022, surpassing 800,000 for the first time.

Flexibility

Definition

Flexibility is the degree to which the Province can react to unexpected or increasing expenses, either by increasing its debt or raising taxes. Assessing flexibility provides insight as to how the Province manages its finances.

The ratios used to measure flexibility are the following:

- Provincial source revenue as a percentage of GDP; and
- Service of the Public Debt as a percentage of Total Revenue

Why is flexibility important?

If the Province is flexible, it will be able to take the steps necessary to increase its revenue when there are increasing or unexpected expenses.

Provincial Source Revenue as a Percentage of GDP

Definition

This ratio is calculated by dividing the provincial source revenue by the nominal GDP. It measures the extent to which the Province is taking income out of the provincial economy through taxation and other fees. An increasing ratio indicates that the Province's own-source revenues are growing faster than the economy, reducing the government's flexibility to increase revenues without slowing economic growth. A decreasing ratio is indicative of the government taking less revenue from the economy on a relative basis, thereby increasing its flexibility.

Results

Exhibit 15 shows the provincial source revenue as a percentage of GDP for the past decade. The ratio is 17.6% this year. This is a deterioration from prior year, meaning the Province is less flexible. However, provincial source revenue for the year ended 2023 includes significant positive adjustments related to prior years.

The provincial source revenue as a percentage of GDP has been relatively stable over the past decade. This indicates the Province has not significantly changed its demands on the provincial economy over this period of time.

Exhibit 15: Provincial Source Revenue as a Percentage of GDP - 10 Year Trend


25%
20%
15%
10%
5%
0%
Ratio
15.4%
16.8%
16.3%
16.8%
17.0%
16.9%
16.4%
16.5%
16.8%
17.6%
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

Service of the Public Debt as a Percentage of Total Revenue

Definition

This ratio is calculated by dividing the Service of the Public Debt by the Total Revenue. The ratio, also known as the interest bite, represents the proportion of the total revenue used to pay for financing charges on general debt.

Results

Exhibit 16 shows the Service of the Public Debt as a percentage of total revenue for the past decade. The ratio is 4.3% this year. This is an improvement from prior year, partially attributable to the adoption of new accounting standards. This is also the best result for the Province in the 10-year period.

The overall trend indicates the ratio has been steadily decreasing over the past decade. Since fiscal 2016, there has been a consistent decrease in the ratio. This means the Province is more flexible and has more financial resources available to provide essential services and programs to its residents without increasing revenue through taxes and fees.

Exhibit 16: Service of the Public Debt as a percentage of Total Revenue - 10 Year Trend


Ratio
12%
10%
8%
6%
4%
2%
0%
8.5%
8.0%
8.1%
7.6%
7.1%
6.7%
6.5%
6.3%
5.6%
4.3%
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023*

** Beginning in 2023 interest expense related to debt securities of the Province held in investments is excluded.*

Did you know?

By spending a smaller portion of the Province's revenue on debt servicing costs, the Province has more flexibility to react to unexpected or increasing expenses, such as high inflation.

Vulnerability

Definition

Vulnerability is the extent to which the Province is exposed to risks associated with sources of funding outside its control (for example, federal transfers and exposure to risks that would impact the Province's ability to pay for expenses). The more the Province is exposed to these factors, the more vulnerable it is.

The ratio used to measure vulnerability is the federal source revenue as a percentage of Total Revenue.

Why is vulnerability important?

If the Province is vulnerable, it is dependent on factors outside its control. An unfavourable change could have a considerable impact on revenue and lead to raising taxes or reducing services.

Federal Source Revenue as a Percentage of Total Revenue

Definition

This ratio is calculated as federal source revenue divided by total revenue. It measures how reliant the Province is on federal transfers. An increasing ratio indicates a growing reliance on the federal government making the Province more vulnerable, while a declining ratio indicates vulnerability is diminishing.

Results

Exhibit 17 shows the federal source revenue as a percentage of total revenue for the past ten years. This year, the ratio is 34.6%. This is a decrease from prior year, indicating the Province is less vulnerable. The year-over-year decline is primarily due to increases in provincial source revenue outpacing increases in transfers from the federal government.

The overall trend indicates the federal source revenue as a percentage of total revenue has been stable for most of the past decade with a temporary increase in 2021 related to short term pandemic relief programs.


Exhibit 17: Federal Source Revenue as a Percentage of Total Revenue - 10 Year Trend
Ratio
50%
40%
30%
20%
10%
0%
37.0%
35.6%
35.2%
35.2%
34.7%
35.4%
36.8%
40.0%
37.0%
34.6%
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

AUDITOR GENERAL OF NEW BRUNSWICK | VÉRIFICATEUR GÉNÉRAL DU NOUVEAU-BRUNSWICK

INDEPENDENT AUDITOR'S REPORT

To the Legislative Assembly
Province of New Brunswick

Report on the Audit of the Consolidated Financial Statements

Opinion

I have audited the consolidated financial statements of the Province of New Brunswick, which comprise the consolidated statement of financial position as at March 31, 2023, and the consolidated statements of operations, change in accumulated operating deficit, remeasurement gains and losses, change in net debt and cash flow for the year then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies.

In my opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Province of New Brunswick as at March 31, 2023, and the consolidated results of its operations, changes in accumulated operating deficit, its remeasurement gains and losses, changes in its net debt, and its cash flows for the year then ended in accordance with Canadian public sector accounting standards.

Basis for Opinion

I conducted my audit in accordance with Canadian generally accepted auditing standards. My responsibilities under those standards are further described in the *Auditor's Responsibilities for the Audit of the Consolidated Financial Statements* section of my report. I am independent of the Province of New Brunswick in accordance with the ethical requirements that are relevant to my audit of the consolidated financial statements in Canada, and I have fulfilled my other ethical responsibilities in accordance with these requirements. I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my opinion.

Key Audit Matters

Key audit matters are those matters that, in my professional judgment, were of most significance in the audit of the consolidated financial statements for the current period. These matters were addressed in the context of the audit of the consolidated financial statements as a whole, and in forming my opinion thereon. I do not provide a separate opinion on these matters.

<u>Asset Retirement Obligations</u>

This year, the Province of New Brunswick adopted Canadian public sector accounting standard PS3280 - Asset Retirement Obligations. This new standard establishes how to account for, and disclose, liabilities for asset retirement obligations which are legal obligations associated with the retirement of tangible capital assets. This standard was adopted retroactively and at March 31, 2023, the Province of New Brunswick recorded $422 million in asset retirement obligations. Asset retirement obligations are disclosed in *Note 1 – Summary of Significant Accounting Policies, Note 12 - Asset Retirement*

Obligations, Note 25 – Prior Period Adjustment, and *Schedule 6 – Accounts Payable and Accrued Liabilities.*

I identified asset retirement obligations as a key audit matter because estimating liabilities for asset retirement obligations requires a significant amount of professional judgment and is a complex process involving estimating costs and timelines to retire assets.

My work to address this key audit matter included auditing management's analysis of the impact of this standard on the consolidated financial statements, auditing management's process to identify tangible capital assets which may have an asset retirement obligation, and auditing the underlying support used to calculate the liability estimates. I engaged an independent auditor's expert to assist in my work.

Financial Instruments

This year, the Province of New Brunswick adopted Canadian public sector accounting standard PS3450 – Financial Instruments. This new standard establishes how to account for, and disclose all types of financial instruments and was adopted prospectively with prior periods and comparative information not being restated. Financial Instruments are disclosed in *Note 1 – Summary of Significant Accounting Policies* and *Note 3 – Financial Instruments.*

I identified financial instruments as a key audit matter because adopting this standard resulted in material changes to presentation and disclosures in the consolidated financial statements this year.

My work to address this key audit matter included auditing management's analysis of PS3450 – Financial Instruments and auditing the related presentation and disclosures in the consolidated financial statements.

Tax Revenues

Significant tax revenues for the Province of New Brunswick include Personal Income Tax, Corporate Income Tax, Harmonized Sales Tax and Provincial Real Property Tax. I identified these tax revenues as a key audit matter because they are material, involve uncertainty in determining the amounts to record in the consolidated financial statements and are based on management's estimates.

This year, the Province recorded $5.8 billion in revenue related to these four taxes. The measurement uncertainty related to these tax revenues is disclosed in *Note 1 – Summary of Significant Accounting Policies*. These taxes are further disclosed in *Schedule 12 – Taxes.*

My work to address this key audit matter included auditing significant estimates and processes used by management to prepare the estimates, auditing revenue transactions, and auditing adjustments to revenue.

Other Information

Management is responsible for the other information. The other information comprises the information in Volume I of the Public Accounts of New Brunswick for the fiscal year ended March 31, 2023 but does not include the consolidated financial statements and my auditor's report thereon.

My opinion on the consolidated financial statements does not cover the other information and I do not and will not express any form of assurance conclusion thereon.

In connection with my audit of the consolidated financial statements, my responsibility is to read the other information identified above and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or my knowledge obtained in the audit, or otherwise appears to be materially misstated.

If, based on the work I have performed on the other information that I obtained prior to the date of this auditor's report, I conclude that there is a material misstatement of this other information, I am required to report that fact. I have nothing to report in this regard.

Responsibilities of Management and Those Charged with Governance for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with Canadian public sector accounting standards, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Province of New Brunswick's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless an intention exists to liquidate or to cease operations, or there is no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Province of New Brunswick's financial reporting process.

Auditor's Responsibilities for the Audit of the Consolidated Financial Statements

My objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes my opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with Canadian generally accepted auditing standards, I exercise professional judgment and maintain professional skepticism throughout the audit. I also:

- Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for my opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Province of New Brunswick's internal control.

- Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

- Conclude on the appropriateness of management's use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Province of New Brunswick's ability to continue as a going concern. If I conclude that a material uncertainty exists, I am required to draw attention in my auditor's report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify my opinion. My conclusions are based on the audit evidence obtained up to the date of my auditor's report. However, future events or conditions may cause the Province of New Brunswick to cease to continue as a going concern.

- Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

- Obtain sufficient appropriate audit evidence regarding the financial information of the entities and business activities within the consolidated financial statements, to express an opinion on the consolidated financial statements. I am responsible for the direction, supervision and performance of the group audit. I remain solely responsible for my audit opinion.

I communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that I identify during my audit.

I also provide those charged with governance with a statement that I have complied with relevant ethical requirements regarding independence and communicate with them all relationships and other matters that may reasonably be thought to bear on my independence, and where applicable, related safeguards.

Paul Martin

Paul Martin, FCPA, FCA
Auditor General

Fredericton, New Brunswick, Canada
September 21, 2023

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
for the fiscal year ended 31 MARCH

	Note	Schedule	2023 (millions)	Restated 2022 (millions)
FINANCIAL ASSETS				
Cash and Short-Term Investments		1	**$ 3,777.3**	$ 3,230.8
Receivables and Advances		2	**604.3**	513.9
Taxes Receivable		3	**1,403.0**	1,560.1
Inventories for Resale			**1.0**	1.0
Loans	4		**533.0**	549.3
Derivatives			**50.6**	--
Investment in Government Business Enterprises and Business Partnerships	6	4	**318.7**	700.3
Sinking Fund Equity	13		**5,492.7**	5,887.7
Portfolio and Other Investments		5	**97.2**	101.3
Total Financial Assets			**12,277.8**	12,544.4
LIABILITIES				
Short Term Borrowing	7		**1,212.8**	800.7
Accounts Payable and Accrued Liabilities		6	**4,037.0**	3,869.4
Deferred Revenue		7	**620.0**	716.1
Deposits Held in Trust		8	**229.1**	220.1
Net Pension Liability	8		**731.7**	774.8
Obligations under Capital Leases	11	9	**382.2**	445.4
Derivatives			**55.7**	--
			7,268.5	6,826.5
Funded Debt	13		**22,508.9**	23,101.7
Borrowing for New Brunswick Power Corporation	13		**(5,075.0)**	(4,600.0)
Funded Debt for Provincial Purposes	13		**17,433.9**	18,501.7
Total Liabilities			**24,702.4**	25,328.2
NET DEBT			**(12,424.6)**	(12,783.8)
NON-FINANCIAL ASSETS				
Tangible Capital Assets	14		**9,284.5**	9,154.5
Inventories of Supplies		10	**120.9**	131.5
Prepaid and Deferred Charges		11	**151.6**	113.2
Total Non-Financial Assets			**9,557.0**	9,399.2
ACCUMULATED DEFICIT			**$ (2,867.6)**	$ (3,384.6)
ACCUMULATED DEFICIT IS COMPRISED OF:				
Accumulated Operating Deficit			**$ (2,567.1)**	$ (3,384.6)
Accumulated Remeasurement Losses			**(300.5)**	--
			$ (2,867.6)	$ (3,384.6)

Contingencies (Note 17), Commitments (Note 18), Contractual Rights (Note 19)

The accompanying notes are an integral part of these consolidated financial statements.

Amy Murdock

Amy Murdock, CPA, CA
Comptroller

CONSOLIDATED STATEMENT OF OPERATIONS
for the fiscal year ended 31 MARCH

	Note	Schedule	2023 Budget	2023 Actual (millions)	2022 Restated
REVENUE					
Provincial Sources					
Taxes		12	$ 5,466.4	**$ 6,505.1**	$ 5,530.5
Licenses and Permits		13	168.6	**175.8**	168.6
Royalties		14	70.3	**106.7**	77.8
Income from Government Business Enterprises and Business Partnerships		15	409.5	**334.6**	440.4
Other Provincial Revenue		16	693.9	**833.4**	747.2
Sinking Fund Earnings			207.7	**188.1**	208.5
			7,016.4	**8,143.7**	7,173.0
Federal Sources					
Federal Government Transfers		17	4,329.6	**4,257.8**	4,126.8
Other			--	**50.5**	91.1
			4,329.6	**4,308.3**	4,217.9
			11,346.0	**12,452.0**	11,390.9
EXPENSE					
Education and Training		18	2,469.2	**2,501.2**	2,255.3
Health		19	3,708.7	**3,897.7**	3,616.7
Social Development		20	1,591.9	**1,628.4**	1,500.8
Protection Services		21	355.6	**358.0**	349.2
Economic Development		22	466.3	**350.8**	346.8
Labour and Employment			143.4	**186.6**	153.5
Resources		23	260.6	**313.7**	241.5
Transportation and Infrastructure		24	824.0	**828.0**	778.3
Central Government		25	857.1	**836.3**	745.0
Service of the Public Debt	15		634.0	**534.8**	634.5
Loss from Restructuring	23		--	**3.9**	--
			11,310.8	**11,439.4**	10,621.6
OPERATING SURPLUS			$ 35.2	**$ 1,012.6**	$ 769.3

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF CHANGE IN ACCUMULATED OPERATING DEFICIT
for the fiscal year ended 31 MARCH

	(millions) 2023 Actual	2022 Restated
RESTATED ACCUMULATED OPERATING DEFICIT - BEGINNING OF YEAR (NOTE 25)	**$ (3,384.6)**	$ (4,482.9)
Adjustment to Accumulated Operating Deficit	**(195.1)**	--
Operating Surplus	**1,012.6**	769.3
Other Comprehensive Income[1]	**--**	329.0
ACCUMULATED OPERATING DEFICIT - END OF YEAR	**$ (2,567.1)**	$ (3,384.6)

[1] Beginning in 2022-23, other comprehensive income is reported in the Statement of Accumulated Remeasurement Gains and Losses.

CONSOLIDATED STATEMENT OF REMEASUREMENT GAINS AND LOSSES
for the fiscal year ended 31 MARCH

	(millions) 2023
ACCUMULATED REMEASUREMENT GAIN (LOSS) - BEGINNING OF YEAR	**$ --**
Opening Adjustments for Unrealized Gains (Losses) Attributable to:	
Foreign Exchange	**(2.0)**
Derivatives	**(37.4)**
Other Comprehensive Income[1]	**195.1**
REVISED ACCUMULATED REMEASUREMENT GAIN - BEGINNING OF YEAR	**155.7**
Unrealized Gains (Losses) Attributable to:	
Foreign Exchange	**(157.5)**
Derivatives	**42.6**
Portfolio Investments	**0.1**
Other Comprehensive Loss[1]	**(341.4)**
NET REMEASUREMENT LOSSES	**(456.2)**
ACCUMULATED REMEASUREMENT LOSS - END OF YEAR	**$ (300.5)**

[1] Beginning in 2022-23, other comprehensive income is no longer reported in the Statement of Accumulated Operating Deficit.

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF CHANGE IN NET DEBT
for the fiscal year ended 31 MARCH

	2023 Budget	(millions) 2023 Actual	2022 Restated
RESTATED NET DEBT - BEGINNING OF YEAR (NOTE 25)	$ (12,783.8)	**$ (12,783.8)**	$ (13,872.3)
Operating Surplus	35.2	**1,012.6**	769.3
Other Comprehensive Income[1]	--	**--**	329.0
Acquisition of Tangible Capital Assets	(625.3)	**(716.2)**	(561.4)
Amortization of Tangible Capital Assets	574.6	**567.2**	547.1
Loss on Disposal or Impairment of Tangible Capital Assets	--	**19.0**	6.3
Decrease (Increase) in Inventories	--	**10.6**	(29.3)
(Increase) Decrease in Prepaid and Deferred Charges	--	**(38.4)**	27.5
(Increase) Decrease in Net Debt from Operations	(15.5)	**854.8**	1,088.5
Opening Adjustments for Unrealized Gains (Losses) Attributable to:			
Foreign Exchange	--	**(2.0)**	--
Derivatives	--	**(37.4)**	--
Net Remeasurement Loss[1]	--	**(456.2)**	--
(INCREASE) DECREASE IN NET DEBT	(15.5)	**359.2**	1,088.5
NET DEBT - END OF YEAR	$ (12,799.3)	**$ (12,424.6)**	$ (12,783.8)

[1] Beginning in 2022-23, other comprehensive income is reported in the Net Remeasurement Loss.

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF CASH FLOW
for the fiscal year ended 31 MARCH

	(millions) 2023	Restated 2022
OPERATING ACTIVITIES		
Operating Surplus	$ 1,012.6	$ 769.3
Non Cash Items		
Amortization of Premiums, Discounts and Issue Expenses	(6.4)	(6.6)
Foreign Exchange Expense	(0.5)	(2.5)
(Decrease) Increase in Provision for Losses	(4.2)	3.2
Amortization of Tangible Capital Assets	567.2	547.1
Loss on Disposal or Impairment of Tangible Capital Assets	19.0	6.3
Sinking Fund Earnings (gross)	(216.8)	(208.5)
Losses on Foreign Exchange Settlements	0.4	0.6
(Decrease) Increase in Net Pension Liability	(43.1)	4.2
(Decrease) Increase in Deferred Revenue	(96.1)	56.9
Changes in Working Capital		
Increase in Receivables and Advances	(100.6)	(95.8)
Decrease (Increase) in Taxes Receivable	156.5	(274.2)
Decrease (Increase) in Inventories	10.6	(30.0)
(Increase) Decrease in Prepaid and Deferred Charges	(38.4)	27.5
Increase in Accounts Payable and Accrued Liabilities	182.4	364.1
Increase (Decrease) in Deposits Held in Trust	9.0	(5.7)
Net Cash From Operating Activities	1,451.6	1,155.9
INVESTING ACTIVITIES		
Decrease (Increase) in Investments and Loans	407.8	(396.8)
Other Comprehensive (Loss) Income	(341.4)	329.0
Net Cash From (Used in) Investing Activities	66.4	(67.8)
CAPITAL TRANSACTIONS		
Acquisition of Tangible Capital Assets	(716.2)	(561.4)
FINANCING ACTIVITIES		
Proceeds from Issuance of Funded Debt	1,782.9	1,104.4
Purchase of NB Power Debentures	(676.4)	(297.6)
Received from Sinking Fund for Redemption of Debentures and Payment of Exchange	97.8	--
Decrease in Obligations under Capital Leases	(63.2)	(47.3)
Sinking Fund Installments	(167.6)	(177.3)
Decrease in Short Term Borrowing	412.1	(200.6)
Funded Debt Matured	(1,640.9)	(706.8)
Net Cash Used in Financing Activities	(255.3)	(325.2)
INCREASE IN CASH DURING THE YEAR	546.5	201.5
CASH AND SHORT TERM INVESTMENTS - BEGINNING OF YEAR	3,230.8	3,029.3
CASH AND SHORT TERM INVESTMENTS - END OF YEAR	$ 3,777.3	$ 3,230.8

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Accounting

These Consolidated Financial Statements are prepared in accordance with Canadian public sector accounting standards.

b) Provincial Reporting Entity

These Consolidated Financial Statements include the accounts of organizations that are controlled by the Province. A complete listing of the organizations within the Province's government reporting entity is provided in Schedule 26.

The not-for-profit nursing homes are individual corporations operated by their own boards of directors. The nursing homes are subject to legislation, regulation and government directives; and receive resident subsidies and other funding from government. The nature of the relationship between the Province and not-for-profit nursing homes is such that control has been determined to exist for accounting purposes only and not for legal purposes.

Legally established trust funds which the Province administers but does not control are not included as Provincial assets or liabilities. These Consolidated Financial Statements disclose the equity balances of the trust funds administered by the Province in Note 21.

The Workplace Health, Safety and Compensation Commission (operating as WorksafeNB) is not included in the Province's government reporting entity. As at 31 December 2022, WorksafeNB had assets of $1,914.9 million ($1,987.8 million 2021) and liabilities of $1,296.7 million ($1,347.9 million 2021). WorksafeNB has the authority through legislation to establish premium rates sufficient to meet its financial obligations.

c) Principles of Consolidation

The accounts of organizations within the Province's government reporting entity are included in these consolidated financial statements through one of the following accounting methods:

Consolidation Method

This method combines the accounts of distinct organizations. It requires uniform accounting policies for the organizations. The Province does not adjust the tangible capital asset policies of organizations that are consolidated using this method to those of the Province in cases where the adjustment would be immaterial. Inter-organizational balances and transactions are eliminated under this method. This method reports the organizations as if they were one organization.

Modified Equity Method

This method is used for government business enterprises (GBE) and business partnerships (BP). GBEs and BPs are described in Note 6 to these Consolidated Financial Statements. The total net assets of all GBEs and the Province's share of the net assets of BPs are reported as investments on the Consolidated Statement of Financial Position. The total net income of GBEs and the Province's share of the net income of BPs are reported as revenue on the Consolidated Statement of Operations. Inter-organizational transactions and balances are not eliminated. However, gains or losses arising from inter-organizational transactions between GBEs and other government organizations are eliminated on assets remaining within the government reporting entity. The accounting policies of GBEs and BPs are not adjusted to conform with those of the Province.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

d) Adoption of New Accounting Standards

Adoption of PS 3280 - Asset Retirement Obligations

Effective 1 April 2022, the Province has adopted Public Sector Accounting Standard PS 3280. Under this new standard, a liability for a legal obligation associated with the retirement of a tangible capital asset is now recognized when the asset is acquired. The cost base of the asset is increased by an amount equal to the liability and amortized along with the acquisition costs. The Province has adopted this standard using a modified retroactive application where prior periods have been restated using assumptions and information current at the effective date. Note 25 to these Consolidated Financial Statements discloses the impact of this change in accounting policy on prior periods.

Adoption of PS 3450 - Financial Instruments

Effective 1 April 2022, the Province has adopted Public Sector Accounting Standard PS 3450. Adoption of this new standard also required the adoption of PS 2601 - Foreign Currency Translation, PS 1201 - Financial Statement Presentation, and PS 3041 - Portfolio Investments in this same year. Under these new standards, financial instruments are assigned a measurement category of either fair value, cost, or amortized cost. Until a financial instrument is derecognized, any gains or losses that arise due to fair value remeasurement or foreign currency translation are reported on the Consolidated Statement of Remeasurement Gains and Losses. Derivatives used for hedging are now assigned to the fair value category. Debentures issued by the Province which are subsequently repurchased by internal funds are offset against the investment in the Consolidated Statement of Financial Position. Any interest expense and revenue associated with the repurchased debt is also offset in the Consolidated Statement of Operations. The Province has adopted these standards using a prospective application. Recognition, derecognition and measurement policies of periods prior to the effective date have not been reversed and, therefore, prior periods and comparative information have not been restated.

e) Future Changes in Accounting Policy

PS 3400 - Revenue

The Public Sector Accounting Board issued Section PS 3400 - Revenue with an effective date of 1 April 2023. Under this new standard, the method of accounting and reporting revenue is determined based upon whether or not the transaction includes a performance obligation.

PS 3160 - Public Private Partnerships

The Public Sector Accounting Board issued Section PS 3160 - Public Private Partnerships with an effective date of 1 April 2023. This standard provides guidance on the accounting, measurement, and disclosure of infrastructure assets and related liabilities where the government procures the assets using a private sector partner.

The Province plans to adopt these standards on the effective date and is currently analyzing the impact of the standards on its Consolidated Financial Statements.

f) Specific Accounting Policies

Asset Classification

Assets are classified as either financial or non-financial. Financial assets are assets that could be used to discharge existing liabilities or finance future operations and are not to be consumed in the normal course of operations. Non-financial assets are acquired, constructed or developed assets that do not provide resources to discharge existing liabilities but are employed to deliver government services, may be consumed in normal operations and are not for resale. Non-financial assets include tangible capital assets, prepaid and deferred charges, and inventories of supplies.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Financial Assets

Cash and Short Term Investments

Cash and short term investments are recorded at cost, which approximates market value. Short term investments include highly liquid investments that are readily convertible to known amounts of cash, with maturity dates of six months or less. Cash and short term investments include $797.0 million ($859.3 million 2022) in short term investments issued by the New Brunswick Power Corporation (NB Power).

Inventories for Resale

Inventories for resale are recorded at the lower of cost or net realizable value. Properties held for resale are reported as a financial asset and include land and fixtures acquired or constructed for the purpose of sale. Properties held for resale also include properties acquired through foreclosure.

Accounts Receivable, Loans and Loan Guarantees Receivable

Accounts receivable, loans and loan guarantees receivable are initially recorded at cost, and reported at the lower of cost and net recoverable value through a valuation allowance. Changes in the valuation allowance are recognized in expense. Amounts due to the Province but deemed uncollectible are written off from the accounts of the Province once the write-off has been approved by either Treasury Board or the Secretary to Treasury Board depending on the dollar value involved.

Interest revenue is recognized on a loan when earned, and ceases to be accrued when the collectability of either the principal or interest is not reasonably assured.

Portfolio and Other Investments

Portfolio and other investments include term deposits and fixed income and equity instruments. Term deposits and fixed income instruments are recorded at either cost or amortized cost, except for those designated to the fair value category. Equity instruments that are quoted in an active market are recorded at fair value. Where there has been a loss in the value of an investment that is other than a temporary decline, the investment is written down to recognize this loss.

Sinking Funds

The General Sinking Fund is maintained by the Minister of Finance and Treasury Board under the authority of section 14 of the *Provincial Loans Act*. This Act provides that the Minister shall maintain one or more sinking funds for the payment of funded debt either at maturity or upon redemption in advance of maturity. Typically, redemptions are only made after the related Provincial purpose portion of the debt has been outstanding a minimum of thirty years.

Sinking fund installments are paid into the General Sinking Fund on or before the anniversary date of each issue of funded debt, at the prescribed rate of a minimum of 1% of the outstanding principal.

Sinking fund investments in bonds and debentures are reported at par value less unamortized discounts less premiums. Foreign denominated investments are reported at the Canadian dollar equivalent at the year-end rates of exchange. Short-term deposits are reported at cost. The Province's sinking fund may be invested in eligible securities as defined in the *Provincial Loans Act*.

NB Power is contractually obligated to pay to the Province the amount of the sinking fund installment required each year in respect of the debentures issued by the Province on its behalf.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Liabilities

Loan Guarantees

Obligations resulting from guaranteed loans are recorded as liabilities when management determines that a loss is probable with changes in this obligation recorded annually.

Each outstanding loan guarantee under the *Opportunities New Brunswick Act* is reviewed on a quarterly basis. An allowance for loss on loan guarantees is established when management determines that a loss is probable. A loss is considered probable when one or more of the following factors is present:

- a decline in the financial position of the borrower;
- economic conditions in which the borrower operates indicate the borrower's inability to repay the loan; and
- collection experience for the loan.

Losses on guaranteed loans under the *Agricultural Development Act* and *Livestock Incentives Act* for classes that have similar standards are calculated using an average rate based on past experience and trends.

Asset Retirement Obligations

A liability for asset retirement costs is recognized when there is a legal obligation to incur retirement costs for a tangible capital asset, the past transaction or event giving rise to the liability has occurred, it is expected that future economic benefits will be given up, and a reasonable estimate of the costs can be made. The liability is based on information available at the financial statement date and is based on costs directly attributable to asset retirement activities. The carrying amount of the liability is reviewed at each financial statement date, and any revisions to the amount previously recognized are accounted for in the period in which the revisions are made. Costs are discounted where the amount and timing are known with certainty such that discounting would result in a more accurate measurement of the liability.

Retirement Benefits

Retirement benefits include various retirement benefit plans and other employee future benefit plans where the Province has an obligation to provide benefits to employees. Liabilities for the *Provincial Court Act* and *Provincial Court Judges' Pension Act*, *Members' Superannuation Act* and *Members' Pension Act*, Pension Plan for Management Employees of New Brunswick School Districts, Pension Plan for General Labour, Trades and Services Employees of New Brunswick School Districts, Pension Plan for Full-Time CUPE 2745 Employees of New Brunswick School Districts, Pension Plan for Management Employees' of New Brunswick Nursing Homes, Pension Plan for General and Service Employees' of New Brunswick Nursing Homes, Pension Plan for Nursing and Paramedical Employees' of New Brunswick Nursing Homes, Supplementary Retirement Plan, and the Retirement Allowance program are calculated using the projected benefit method prorated on service, using various assumptions based on management's best estimate. Pension fund assets are valued at market-related values. The cost of benefits earned is attributed to the period that the employee provides service. Changes in the liability resulting from experience gains or losses and changes in actuarial assumptions are amortized over the expected average remaining service life of the related plan. Gains and losses arising from plan amendments are recognized in the period of the plan amendment.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

The New Brunswick Public Service Pension Plan, the New Brunswick Teachers' Pension Plan, the Shared Risk Plan for CUPE Employees of New Brunswick Hospitals, and the Shared Risk Plan for Certain Bargaining Employees of New Brunswick Hospitals are Target Benefit Pension Plans. The liabilities for these plans are calculated using the projected benefit method prorated on service, using various assumptions based on management's best estimate. Pension fund assets are valued at market-related values. The cost of benefits earned is attributed to the period that the employee provides service. Changes in the liability resulting from experience gains or losses and changes in actuarial assumptions are amortized over the expected average remaining service life of the related plan. Gains and losses arising from plan amendments are recognized in the period of the plan amendment. These plans are governed by an Agreement and Declaration of Trust which restricts access to the plan assets. On this basis, the Province records the value of the plan net assets as nil when these plans are in a net asset position. When these plans are in a net obligation position, the Province records a liability for its portion of the obligation.

The Province also contributes to the Pension Plan for Part-Time and Seasonal Employees. For this plan, the Board of Trustees has the obligation to provide benefits to its members. As such, no liability is recorded by the Province. The cost recorded by the Province for this plan equals the amount of the Province's required contribution for the period.

Sick Leave

The cost of accumulating, non-vesting sick leave benefits for government departments and agencies, school districts and other agencies is determined by an actuarial valuation, using management's best estimate of salary escalation, accumulated sick days at retirement, long term inflation rates and discount rates. The sick leave liability for nursing homes has been estimated using summarized data of nursing home employees, and experience of employees in the Province's health care sector. The cost of sick leave usage exceeding an employee's annual allotment is expensed by each department and reported in the functional expense area related to the program in which the employee worked. The change in the net liability, excluding the cost of the sick leave usage exceeding the annual allotment, is reported under central government.

Liability for Injured Workers

The Province provides workers' compensation benefits on a self-insured basis. WorkSafeNB administers the claims on the Province's behalf and charges a fee for this service. The liability for injured workers is determined using a number of methods to estimate future payments including the annuity method, the loss development method, and the aggregate claims method. Future payments are then discounted to determine the present value. Annual claim payments are expensed by each department and are reported in the functional expense area related to the program in which the employee worked. The net change in the liability, excluding actual claims costs, is reported under central government.

Liabilities for Contaminated Sites

A liability for the remediation of contaminated sites is recognized when an existing environmental standard has been exceeded, the Province has a legal or assumed responsibility, the Province expects remediation to occur and a reasonable estimate of the cost of remediation can be made. The liability for remediation is estimated based on information available at the financial statement date, and reflects costs directly attributable to remediation activities, less expected net recoveries. The carrying amount of the liability for remediation is reviewed at each financial reporting date, and any revisions to the amount previously recognized are accounted for in the period in which revisions are made.

Borrowing on Behalf of New Brunswick Power Corporation

The Province, as represented by the Consolidated Fund, has issued long term debt securities on behalf of NB Power, in exchange for debentures with like terms and conditions. This financing arrangement was used to obtain more favourable debt servicing costs. NB Power debentures purchased by the Province are reported in the Consolidated Statement of Financial Position as a reduction of funded debt. The transactions involving these securities, including the debt servicing costs, are not part of the budget plan of the Province's Consolidated Fund.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Non-Financial Assets

Tangible Capital Assets

Tangible capital assets are assets of the Province which have useful lives greater than one year. Certain dollar thresholds for capitalization have been established for practical purposes. Intangible assets and items inherited by right of the Crown, such as forest, water, and mineral resources, are not recognized in the Consolidated Financial Statements. The costs recorded for tangible capital assets, include those incurred for the acquisition or construction, as well as an estimate of costs that will be legally required to retire the asset. These are amortized on a straight-line basis over the estimated useful life of the asset as further described in Note 14.

Tangible capital asset policies of government entities which are consolidated in these Consolidated Financial Statements are not adjusted to conform to Provincial policies in cases where the differences are not material. The areas in which tangible capital asset policies could differ include amortization rate, estimated useful life and capitalization threshold.

Capital Leases

Long term leases, under which the Province, as lessee, assumes substantially all the benefits and risks of ownership of leased property, are classified as capital leases although certain minimum dollar thresholds are in place for practical reasons. The present value of a capital lease is accounted for as a tangible capital asset and an obligation at the inception of the lease.

Inventories of Supplies

Inventories of supplies for use are recorded at the lower of cost or replacement value.

Prepaid and Deferred Charges

Prepaid and deferred charges are cash disbursements, other than tangible capital assets and inventories of supplies, that are expected to yield economic benefits over one or more future periods. Prepaid and deferred charges are recorded as an asset at the time of incurrence and amortized to expenses over the periods expected to benefit from it.

Revenues

Tax Revenue

Official estimates received from the federal government are used as the basis for determining corporate income tax, personal income tax and harmonized sales tax revenue. Corporate income tax, personal income tax and harmonized sales tax revenue amounts for the current year reflect prior year adjustments based on returns or more recent economic data.

Provincial real property tax is recognized based on the calculation of applying the relevant provincial and local service district / rural district tax rates to the assessed property value. Adjustments are made to current year revenue for changes in prior year assessed property values.

Consumption taxes (Gasoline and Motive Fuels Tax, Carbon Emitting Products Tax, Tobacco Tax and Pari-mutuel Tax) are recognized based on the self-assessed returns of taxpayers and tax collectors (e.g. retailers and wholesalers). Consumption tax revenue is also recognized from direct payments made by taxpayers in completing certain types of transactions.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Government Transfers

Government transfers are recognized as revenue in the period during which the transfer is authorized and all eligibility criteria have been met, except when and to the extent that the transfer gives rise to an obligation that meets the definition of a liability. Transfers meeting the definition of a liability are recorded as deferred revenue and are recognized as revenue when transfer stipulations are met. Capital projects for which the stipulation of project completion had not been met as at 31 March 2023 have been recorded as deferred capital contributions in Schedule 7. Major transfers recognized during the period are disclosed in Schedule 17.

Restructuring Transactions

A restructuring transaction is a transfer of an integrated set of assets and/or liabilities, together with related program or operation responsibilities, without consideration based primarily on the fair value of the individual assets and liabilities transferred. The net effect of a restructuring transaction is recorded as a separate revenue or expense in the year of the transfer.

Gifts and Donations

Gifts and donations of assets are recognized as revenue at fair value when they can be reliably measured.

Expenses

Government Transfers

Grants, entitlements and other government transfers are recognized as expense in the period during which the event giving rise to the transfer has occurred, provided that the transfer has been authorized and all eligibility criteria have been met by the recipient. Major government transfers during the period include grants to universities, grants to municipalities, funding provided through social and employment programs, and transfers via revenue sharing agreements.

Debt Charges

Interest and other debt service charges are reported in the Consolidated Statement of Operations as Service of the Public Debt except as described below:

- As government business enterprises are included in the Provincial Reporting Entity through modified equity accounting, the cost of servicing their debt is not included in the Service of the Public Debt expense. The cost of servicing the debt of government business enterprises is an expense included in the calculation of their net profit or loss for the year.

- Interest costs imputed on the Province's Net Pension Liability are recorded as part of pension expense, which is included in various expense functions.

- Interest on debt to finance the Student Loan Portfolio is recorded as part of the Education and Training expense function.

- Interest on CMHC debentures and Nursing Home debt is recorded as part of the Social Development expense function.

Interest earned on the assets of the General Sinking Fund and on other provincial assets is reported as revenue.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Operating Leases

All leases under which the Province does not assume substantially all the benefits and risks of ownership related to the leased property are classified as operating leases. Each rental payment required by an operating lease is recorded as an expense when it is due.

Concessionary Loans

There are two situations in which the Province charges loan disbursements entirely as expenses. These are:

- Loan agreements which commit the Province to provide future grants to the debtor to be used to repay the loan.
- Loan agreements which include forgiveness provisions if the forgiveness is considered likely.

Loans that are significantly concessionary because they earn a low rate of return are originally recorded as assets at the net present value of the expected future cash flows. The net present value is calculated using the Province's borrowing rate at the time the loan was issued. The difference between the nominal value of the loan and its net present value is recorded as an expense.

g) Foreign Currency Translation and Risk Management

The Province's assets, liabilities and contingent liabilities denominated in foreign currencies are translated to Canadian dollars at the year-end rates of exchange. Exchange gains and losses are included in the Consolidated Statement of Operations when realized. Unrealized exchange gains or losses are included in the Statement of Accumulated Remeasurement Gains and Losses. Revenue and expense items are translated at the rates of exchange in effect at the respective transaction dates.

The Province borrows funds in both domestic and foreign capital markets and manages its existing debt portfolio to achieve the lowest debt costs within specified risk parameters. As a result, the Province may be exposed to foreign exchange risk. Foreign exchange or currency risk is the risk that the principal and interest payments on foreign debt will fluctuate in Canadian dollar terms due to fluctuations in foreign exchange rates.

In accordance with risk management policy guidelines, the Province uses various financial instruments and techniques to manage exposure to foreign currency risk. These financial instruments may include currency forwards, cross-currency swaps and purchases of foreign denominated assets into the Province's sinking fund. The Province performs an annual assessment of the effectiveness of its financial instruments in managing exposure to foreign currency risk by comparing the cash flows of both the hedged and hedging items.

As at 31 March 2023, the full amount of the Province's outstanding foreign currency denominated debt (500.0 million USD, 925.0 million CHF, and 105.0 EUR) has been hedged by entering into cross-currency swaps, which convert the interest and principal payable from the original currency to Canadian dollars. As the entire foreign currency denominated debt portfolio has been hedged, the Province has no foreign currency exposure.

h) Measurement Uncertainty

Measurement uncertainty exists when there is uncertainty in the determination of the amount at which an item is recorded in the financial statements. Such uncertainty exists when there is a variance between the recognized or disclosed amount and another reasonably possible amount. Many items are measured using management's best estimate, based on assumptions that reflect the most probable set of economic conditions and planned courses of action at the time of financial statement preparation. Estimates are updated to reflect new information as it becomes available. Actual results could differ from these estimates.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Significant estimates used in these Consolidated Financial Statements include:

- Uncertainty relating to the determination of corporate income tax revenue arising from variances between the estimated and actual amount of New Brunswick's allocation of national taxable income. A sensitivity analysis on the impact of a change in the allocation of national taxable income indicated that a +/- 1% change in New Brunswick's allocation would impact the revenue by +/- $7.2 million. Uncertainty also exists in relation to the determination of corporate and personal tax revenue arising from possible revisions of tax revenue as a result of reassessments of prior tax periods or the timing of installment payments. Due to their nature, the extent to which these items will impact the estimates cannot be reasonably determined.

- Uncertainty relating to the determination of harmonized sales tax revenue arising from variances between the estimated and actual amount of New Brunswick's allocation of the national revenue pool. A sensitivity analysis indicated that a +/- 1% change in New Brunswick's allocation would impact the revenue by +/- $19.4 million. Uncertainty also exists in relation to the determination of harmonized sales tax revenue arising from possible revisions of tax revenue as a result of reassessments of prior tax periods or the timing of installment payments. Due to their nature, the extent to which these items will impact the estimates cannot be reasonably determined.

- Uncertainty in the determination of revenue from Canada Health Transfers and Canada Social Transfers arising from variances between the estimated and actual provincial share of national population figures. A sensitivity analysis on the impact of a change in the estimated population figures indicated that a +/- 1% change in New Brunswick's estimated population figures would impact the revenue for the Canada Health Transfer and Canada Social Transfer by +/- $9.4 million and $3.3 million, respectively.

- Uncertainty related to the determination of the obligation or expense for pensions and other employee future benefits arising because actual results may differ from the Province's assumptions used to estimate the amount of benefits that employees will receive and the investment return on plan assets. Due to the numerous factors that could impact the assumptions used, the extent to which their variability will impact the estimate cannot be reasonably determined.

- Uncertainty relating to the determination of the liability for asset retirement obligations because actual results may differ from the assumptions used to estimate the liability. Uncertainty exists for buildings as the cost estimate for regulated building materials is based on a cost per square foot, depending on the type of building and the year of build. However, the full extent of regulated materials may only be determined at the time of retirement. For buildings, a 1% increase in the estimated rate per square foot would increase the liability by $3.3 million.

- Uncertainty in the estimation of the liability for injured workers arising because actual results may differ from the Province's assumptions used to estimate the liability. A sensitivity analysis on exposure to changes in key variables used to estimate the liability indicated that a 1% decrease in the discount rate would increase the liability by $29.2 million, and a 1% increase in the rate of inflation would increase the liability by $25.2 million.

- Uncertainty relating to the allocation of payments for public private partnership road contracts arising because amortization of the capital improvement work commences in the year the rehabilitation work is expected to be performed, which may not reflect when the work is actually completed by the contractors. This may impact the timing of amortization expense and the classification of payments as a prepaid expense, accrued expenditure, or tangible capital asset. Due to the unpredictability of future events, the extent of the measurement uncertainty cannot be reasonably estimated.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

- Uncertainty relating to the determination of the amounts recorded as the valuation allowances for loans as these amounts are based on probable outcomes and the use of estimates. A sensitivity analysis indicated that the impact of a +/- 1% change in the overall valuation allowance on loans receivable could impact net loans receivable and bad debt expense by +/- $6.0 million for loans to students and +/- $1.5 million for loans under the *Opportunities New Brunswick Act*.

- Uncertainty relating to the determination of the amount of accruals for the remediation of contaminated sites, amounts recorded as contingent liabilities, valuation allowances for investments and accounts receivable, and the estimated useful lives of tangible capital assets arising because these amounts are based on probable outcomes and the use of estimates. Due to the unpredictability of future events, the extent of the measurement uncertainty cannot be reasonably estimated.

- Uncertainty relating to the consolidation of not-for-profit nursing homes operating in the Province arising because audited financial statements were not available for all nursing homes at the time of consolidation, because some nursing homes use accounting frameworks and accounting policies that differ from those of the Province, and because the estimates for sick leave and retirement allowance have been calculated using summarized data of nursing home employees and the estimate for sick leave has been calculated using experience of employees in the Province's health care sector. The extent of these differences is not expected to be material.

- Uncertainty related to the determination of property tax revenue, expense, assets and liabilities attributable to assessment appeals, uncollectible amounts and write-offs. The extent to which a change in the assessment amounts or collectability will impact the Consolidated Financial Statements cannot be reasonably determined.

NOTE 2 BUDGET

The budget figures included in these Consolidated Financial Statements are the amounts published in the Main Estimates, adjusted for transfers from the Supplementary Funding Provision Program. The Supplementary Funding Provision Program is an appropriation which provides funding to other programs for costs associated with contract settlements and other requirements not budgeted in a specific program.

Budget figures for the year ending 31 March 2023 reflect the acquisition of tangible capital assets and amortization expense. These amounts are disclosed in the Main Estimates as a separate schedule.

NOTE 3 FINANCIAL INSTRUMENTS

A financial instrument is any contract that gives rise to financial assets of one entity and financial liabilities or equity instruments of another entity. Financial instruments include primary instruments such as receivables, payables, and equity instruments, as well as derivative financial instruments such as interest rate and currency swaps.

a) Fair Value

Fair value is the amount of the consideration that would be agreed upon in an arm's length transaction between knowledgeable, willing parties who are under no compulsion to act. Fair value measurements of financial instruments are classified using a hierarchy based on the significance of inputs used to determine fair value. Items are classified based on the lowest level input that is significant to the measurement. The three levels of the fair value hierarchy are as follows:

Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 - inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Level 3 - inputs for the asset or liability that are not based on observable market data.

The Province's financial instruments carried at fair value are disclosed below. All other financial instruments are carried at cost or amortized cost:

		(millions) 2023	
	Level	**Fair Value**	
Financial Assets			
Derivatives	2	$	50.6
Portfolio Investments	1	$	48.0
Portfolio Investments	2	$	3.4
Liabilities			
Derivatives	2	$	55.7

b) Financial Risk Management

The Province is exposed to risks from its use of financial instruments. These risks include credit risk, liquidity risk, and market risk. The Province has risk management strategies in place to mitigate these risks as discussed below.

Credit Risk

Credit risk is a risk that a counterpart to a financial instrument may not meet their obligations. The risk arises most significantly in cash deposits and short-term investments, accounts receivable, loans receivable, portfolio investments, and derivative assets. To mitigate this risk the Province monitors credit ratings of counterparties and diversifies credit exposure. Longer-term fixed income investments in trust and sinking funds are limited to those issued or guaranteed by other Canadian provinces or the Government of Canada. Cash deposits, short term investments and derivative counterparties are limited to the biggest six Canadian Schedule 1 banks. General receivables are monitored with outstanding balances pursued for payment. Certain classes of loans, as described in Note 4, may be backed by collateral.

The carrying value of the financial assets subject to this risk represents the maximum credit exposure at the reporting date. Receivables and advances, taxes receivable, and loans receivable include amounts that are past due and considered to be impaired. Allowances recorded to reflect the impairments are disclosed in Schedule 2, Schedule 3, and Note 4 to these Consolidated Financial Statements.

Liquidity Risk

Liquidity risk is the risk that the Province will not be able to meet its financial obligations. The Province engages in cash forecasting and monitoring for its operations to confirm adequate liquidity is available to meet its commitments. The Province also employs an active short-term borrowing program to supplement operational funding needs when necessary. Sinking and trust fund future commitments and redemptions are also forecasted, monitored, and managed to ensure liabilities are met in a timely manner. A maturity analysis of long-term debt and derivative financial liabilities is presented in Note 13 to these Consolidated Financial Statements. Accounts payable are short term in nature, with payment generally due within 30 days after receipt of a payment request.

Market Risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk is comprised of currency risk, interest rate risk, and other price risk.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Currency risk is the risk that the fair value or future cash flows related to financial instruments will fluctuate due to changes in foreign exchange rates. The Province mitigates this risk by using derivative contracts that convert interest and principal payments on foreign currency denominated debt into Canadian dollar denominated cash flows. As of 31 March 2023, derivative contracts were in place for all of the Province's outstanding foreign currency denominated debt, therefore a change in the foreign exchange rates at that date would not have impacted the Province's operating results but would have impacted remeasurement gains and losses. Note 13 to these Consolidated Financial Statements discloses the maturity schedule of foreign currency denominated debt and the terms of the related derivative contracts.

Interest rate risk is the risk that the fair value or future cash flows related to financial instruments will fluctuate due to changes in interest rates. The Province manages this risk by primarily issuing longer-term debt obligations with fixed interest rates to maturity and limited exposure to floating rate debt obligations. Longer-term fixed income assets are diversified. Should the current portion funded debt for provincial purposes be refinanced at an interest rate 100 basis points higher than current market rates, annual debt service costs would be $11.7 million higher. Should the current portion of investments held in the General Sinking Fund be reinvested at an interest rate 100 basis points lower than current market rates, annual Sinking Fund earnings would be $3.3 million lower.

Other price risk is the risk that the fair value or future cash flows related to financial instruments will fluctuate due to changes in market prices other than those arising from interest rate risk or currency risk. The Province considers the market risk related to its financial instruments to be concentrated in currency risk and interest rate risk.

The table below shows the impact to remeasurement gains and losses due to a reasonably expected change in relevant market rates at 31 March 2023 applied to the foreign currency denominated debt and derivative financial instruments held at that date.

	(millions) Remeasurement Gain (Loss)
Derivatives	
1 cent weakening of the CAD compared to the USD	$ 4.8
1 cent weakening of the CAD compared to the CHF	8.6
1 cent weakening of the CAD compared to the EUR	0.8
100 basis point increase in interest rates	(7.1)
	$ 7.1

	(millions) Remeasurement Gain (Loss)
Foreign currency denominated funded debt outstanding	
1 cent weakening of the CAD compared to the USD	$ (5.0)
1 cent weakening of the CAD compared to the CHF	(9.3)
1 cent weakening of the CAD compared to the EUR	(1.1)
	$ (15.4)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

NOTE 4 LOANS

The following is a schedule of the Province's loans receivables:

	2023			2022		
	Amount	**Valuation Allowance**	**Net**	**Amount**	**Valuation Allowance**	**Net**
	(millions)					
Loans to Students	**$ 574.3**	$ (162.1)	**$ 412.2**	$ 582.4	$ (157.1)	**$ 425.3**
Opportunities New Brunswick Act	**153.5**	(79.9)	**73.6**	169.7	(98.9)	**70.8**
New Brunswick Housing Act	**33.8**	(9.5)	**24.3**	41.2	(11.3)	**29.9**
Regional Development Corporation	**13.9**	(3.5)	**10.4**	17.9	(3.5)	**14.4**
Fisheries and Aquaculture Development Act	**15.2**	(8.3)	**6.9**	12.9	(7.7)	**5.2**
Agricultural Development Act	**9.6**	(5.8)	**3.8**	9.3	(5.6)	**3.7**
Unsatisfied Judgements	**9.4**	(9.4)	**--**	9.4	(9.4)	**--**
La Fondation du quotidien francophone	**4.0**	(4.0)	**--**	4.0	(4.0)	**--**
Other Loans	**2.7**	(0.9)	**1.8**	0.9	(0.9)	**--**
	$ 816.4	$ (283.4)	**$ 533.0**	$ 847.7	$ (298.4)	**$ 549.3**

Loans to students are to be repaid 10 years after the end of study date; these loans are unsecured. Effective 1 November 2022, interest is no longer accrued on provincial student loans.

Loans issued under the *New Brunswick Housing Act* have terms of up to 30 years, and interest rates ranging from 0% up to the provincial borrowing rate. These loans are backed by a mortgage or promissory note.

Loans issued by the Regional Development Corporation have various repayment terms and interest rates ranging from 0% to 3.6%. These loans may be secured by company assets or personal guarantees.

Loans issued under the *Opportunities New Brunswick Act*, *Agricultural Development Act*, and *Fisheries and Aquaculture Development Act* facilitate the establishment, development, or maintenance of industry in a variety of areas.

Loans issued under the *Opportunities New Brunswick Act* have terms of up to 30 years and interest rates ranging from 0% to 10%. These loans may be secured by life insurance, company assets, or personal guarantees.

Loans issued under the *Agricultural Development Act* and *Fisheries and Aquaculture Development Act* have terms of up to 25 years, and interest rates set by regulation to be equal to the provincial borrowing rate or based on the prime rate. These loans may be secured by land, buildings, livestock, quota, and fishing vessels.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

NOTE 5 PORTFOLIO INVESTMENTS

Portfolio investments are investments in equity or debt instruments of organizations that do not form part of the Provincial Reporting Entity. Portfolio investments held by the Province are as follows:

	(millions) 2023	2022
Investments measured at cost or amortized cost	$ 45.8	$ 37.7
Investments measured at fair value	51.4	51.6
	$ 97.2	$ 89.3

Included in portfolio and other investments are marketable securities with a carrying value of $69.8 million ($65.2 million 2022) and a market value of $69.7 million ($64.9 million 2022).

Income from portfolio investments is disclosed as part of Investment Income in Schedule 16.

The Province also holds portfolio investments in the General Sinking Fund described in Note 13 of these Consolidated Financial Statements. The following portfolio investments are held in the General Sinking Fund:

	(millions) 2023	2022
Investments measured at cost or amortized cost	$ 3,981.2	$ 3,921.0
Investments measured at fair value	--	--
	$ 3,981.2	$ 3,921.0

Included in portfolio investments of the General Sinking Fund are marketable securities with a carrying value of $3,981.2 million ($3,921.0 million 2022) and a market value of $3,664.8 million ($3,959.4 million 2022).

Income from portfolio investments of the General Sinking Fund is disclosed as part of Sinking Fund Earnings on the Consolidated Statement of Operations.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

NOTE 6 GOVERNMENT BUSINESS ENTERPRISES AND BUSINESS PARTNERSHIPS

a) Government Business Enterprises

A government business enterprise is an organization accountable to the Legislative Assembly that has the power to contract in its own name, can sue and be sued, has the financial and operating authority to carry on a business, sells goods and services to customers outside the Provincial Reporting Entity as its principal activity, and that can, in the normal course of its operations, maintain its operations and meet its liabilities from revenues received from sources outside the Provincial Reporting Entity.

The financial information of a government business enterprise is prepared according to the accounting standards that are appropriate for the industry segment in which it operates. These accounting policies may not be consistent with accounting policies used by the Province.

The following is a list of government business enterprises, and their fiscal year ends, which are included in the Provincial Reporting Entity as listed in Schedule 26 to these Consolidated Financial Statements.

New Brunswick Liquor Corporation (NB Liquor)*	02-04-2023
Cannabis NB Ltd. (CNB)*	02-04-2023
New Brunswick Municipal Finance Corporation (NBMFC)	31-12-2022
New Brunswick Power Corporation (NB Power)	31-03-2023

*NB Liquor and CNB have fiscal year ends which end on the Sunday closest to 31 March.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

The following table presents condensed financial information for these government business enterprises.

	(millions)				
	NB Liquor	CNB	NBMFC	NB Power	Total
Assets					
Cash and Equivalents	$ 0.2	$ 0.8	$ 0.5	$ 3.0	**$ 4.5**
Receivables	13.0	--	2.1	504.0	**519.1**
Prepaids	2.4	1.8	--	21.0	**25.2**
Inventories	37.6	10.2	--	296.0	**343.8**
Derivatives	--	--	--	139.0	**139.0**
Capital Assets	12.3	1.0	--	4,670.0	**4,683.3**
Long Term Assets	--	--	--	897.0	**897.0**
Regulatory Assets	--	--	--	1,021.0	**1,021.0**
Long Term Notes Receivable	--	--	839.5	--	**839.5**
Right-of-use Assets	41.6	24.0	--	--	**65.6**
Other Assets	--	--	--	20.0	**20.0**
Sinking Fund Receivable	--	--	--	474.0	**474.0**
Intangible Assets	2.7	2.9	--	56.0	**61.6**
Total Assets	$ 109.8	$ 40.7	$ 842.1	$ 8,101.0	**$ 9,093.6**
Liabilities					
Accounts Payable and Accrued Liabilities	$ 24.7	$ 4.1	$ 2.5	$ 489.0	**$ 520.3**
Short Term Debt	--	--	--	797.0	**797.0**
Derivatives	--	--	--	190.0	**190.0**
Employee Future Benefits	2.1	--	--	101.0	**103.1**
Long Term Debt	--	--	839.5	5,086.0	**5,925.5**
Other Liabilities	46.6	25.6	--	1,104.0	**1,176.2**
Total Liabilities	73.4	29.7	842.0	7,767.0	**8,712.1**
Equity					
Retained Earnings	36.1	11.0	0.1	502.0	**549.2**
Accumulated Other Comprehensive Income (Loss)	0.3	--	--	(168.0)	**(167.7)**
Total Equity	36.4	11.0	0.1	334.0	**381.5**
Total Liabilities and Equity	$ 109.8	$ 40.7	$ 842.1	$ 8,101.0	**$ 9,093.6**
Net Income					
Revenue	$ 526.5	$ 84.2	$ 25.1	$ 2,911.0	**$ 3,546.8**
Expenses	(326.7)	(65.9)	(0.3)	(2,945.0)	**(3,337.9)**
Interest and Related Expense	--	--	(25.0)	(9.0)	**(34.0)**
Net Income (Loss)	$ 199.8	$ 18.3	$ (0.2)	$ (43.0)	**$ 174.9**
Other Comprehensive Loss					
Other Comprehensive Loss	$ --	$ --	$ --	$ (339.0)	**$ (339.0)**

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

New Brunswick Liquor Corporation

New Brunswick Liquor Corporation was established under the *New Brunswick Liquor Corporation Act*. Its business activity is the purchase, distribution and sale of alcoholic beverages throughout the Province of New Brunswick. Transactions between NB Liquor and the Province in the normal course of operations were deemed insignificant to the financial statements. NB Liquor's financial statements are prepared in accordance with International Financial Reporting Standards.

Cannabis NB Ltd.

Cannabis NB Ltd. is incorporated under the *Business Corporations Act*. Its business activity is the distribution and sale of recreational use cannabis through an agreement with Cannabis Management Corporation (CMC). CNB's financial statements are prepared in accordance with International Financial Reporting Standards.

New Brunswick Municipal Finance Corporation

New Brunswick Municipal Finance Corporation was established under the *New Brunswick Municipal Finance Corporation Act*. Its purpose is to provide financing for municipalities and municipal enterprises through a central borrowing authority. Its financial statements are prepared in accordance with International Financial Reporting Standards.

As at 31 December 2022, $708.9 million ($732.9 million 2021) of NBMFC's outstanding debt was held by funds administered by the Province. Of that total, $704.9 million ($732.9 million 2021) was purchased directly by those funds. The Province is guarantor of all debt issued by NBMFC. NBMFC paid the Province a fee of $0.3 million in 2022 ($0.3 million 2021) to administer funds on its behalf.

NBMFC's principal payments on the total outstanding debenture debt are as follows:

Year Ending	**(millions) Principal Repayment**
December 31, 2023	$ 115.9
December 31, 2024	99.1
December 31, 2025	89.6
December 31, 2026	80.0
December 31, 2027 and thereafter	460.6
Unamortized discount	(5.7)
Total Debenture Debt	$ 839.5

New Brunswick Power Corporation

New Brunswick Power Corporation was established as a Crown Corporation of the Province in 1920 by enactment of the *New Brunswick Electric Power Act*. In 2004, New Brunswick Power Corporation continued as New Brunswick Power Holding Corporation with new subsidiary operating companies (collectively the NB Power Group of Companies). On 1 October 2013, by enactment of the *Electricity Act*, the New Brunswick Power Group of Companies became a single, integrated Crown Corporation. NB Power's purpose is to generate, purchase, transmit, distribute and sell electricity. Its financial statements are prepared in accordance with International Financial Reporting Standards.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Prior to the above noted amalgamation on 1 October 2013, the financial results of the New Brunswick Power Group of Companies were recorded in the New Brunswick Electric Finance Corporation (NBEFC) using the modified equity method, with any unrealized intercompany gains or losses being eliminated upon consolidation. NBEFC's financial results were then consolidated with those of the Province, also using the modified equity method.

Over the period 2009 – 2013, NBEFC's net income was reduced by $153.1 million of unrealized intercompany gains related to expenses deferred under the rate regulatory accounting practice used by the New Brunswick Power Group of Companies. Due to the subsequent amalgamation of the New Brunswick Power Group of Companies and NBEFC, the Province is recognizing the total amount of $153.1 million in net income over the 27 year estimated useful life of Point Lepreau. For the fiscal year ended 31 March 2023, $5.7 million was amortized into the Province's income. On the Consolidated Statement of Financial Position, the Province's investment in NB Power has been reduced by the remaining amount of the regulatory deferral ($94.2 million).

The amount of $474.0 million shown as sinking fund receivable on NB Power's financial statements is due from the Province. The amount of $5,086.0 million shown as long term debt has been borrowed by the Province. For 2023, NB Power made payments to the Province for property taxes, utility taxes and right of way taxes totaling $50.0 million ($51.0 million 2022).

NB Power's long-term debt principal repayment schedule is as follows:

Year Ending		(millions) Principal Repayment
March 31, 2024	$	300.0
March 31, 2025		50.0
March 31, 2026		200.0
March 31, 2027		--
March 31, 2028 and thereafter		4,525.0
Unamortized premiums		11.0
Total Long Term Debt	$	5,086.0

b) Business Partnerships

A partnership is a contractual arrangement between the Province and a party or parties outside of the government reporting entity, where the partners co-operate toward achieving common goals and share the risks and rewards on an equitable basis. The partners make a financial investment in the partnership and share control of financial and operating decisions. A business partnership is a partnership that has the power to contract in its own name, has the financial and operating authority to carry on a business, sells good, and services to customers other than the partners as its principal activity, and that can, in the normal course of its operations, maintain its operations and meet its liabilities from revenues received from sources other than the partners.

The business partnership and fiscal year end are listed below.

Atlantic Lottery Corporation Inc. (ALC)	31-03-2023

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

The following table presents condensed financial information for the business partnership.

	(millions) ALC
Assets	
Cash and Equivalents	$ 9.4
Restricted Prize Cash	23.5
Receivables	32.0
Prepaids	10.6
Inventories	11.0
Capital Assets	84.5
Right-of-use Assets	5.7
Other Assets	3.3
Employee Future Benefits	102.8
Intangible Assets	51.1
Total Assets	$ 333.9
Liabilities	
Line of credit and short-term financing	$ 57.7
Accounts Payable and Accrued Liabilities	38.9
Liabilities for Unclaimed Prizes	23.5
Due to Shareholders	13.1
Employee Future Benefits	12.6
Long Term Debt	43.4
Other Liabilities	26.1
Total Liabilities	215.3
Equity	
Retained Earnings	115.4
Accumulated Other Comprehensive Income	3.3
Total Equity	118.7
Total Liabilities and Equity	$ 334.0
Net Income	
Revenue	$ 843.9
Expenses	(351.7)
Net Income	$ 492.2
Other Comprehensive Loss	
Other Comprehensive Loss	$ (8.0)

The Province's share is as follows:

	(millions)
Due to Shareholders	$ 3.9
Total Equity	$ 33.5
Net Income	$ 153.9
Other Comprehensive Loss	$ (2.4)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Atlantic Lottery Corporation Inc.

Atlantic Lottery Corporation Inc. is a jointly-owned corporation of the four Atlantic Provinces, incorporated under the *Canada Business Corporations Act* on 3 September 1976. The Province is a partner to ALC through the New Brunswick Lotteries and Gaming Corporation (NBLGC). ALC's purpose is to operate the ticket lottery, iLottery and video lottery programs on behalf of NBLGC and the other partners. It also markets and handles regionally the products of the Interprovincial Lottery Corporation (ILC) an organization that operates national lottery games in Canada, owned jointly by the ten provinces. ALC's financial statements are prepared in accordance with International Financing Reporting Standards.

NOTE 7 SHORT TERM BORROWING

a) Balance Outstanding

Short term borrowing is recorded at cost, which approximates market value. Short term borrowing consists of $1,210.0 million ($799.1 million 2022) in treasury bills with interest rates ranging from 4.47% - 4.70%, maturing between 6 April and 24 July 2023 and $2.8 million ($1.6 million 2022) of bank indebtedness with interest rates ranging from 6.70% - 10.20%.

b) Borrowing Authority under the Provincial Loans Act

Under the authority of section 2 of the *Provincial Loans Act*, the maximum temporary indebtedness of the Province is $3,000.0 million.

NOTE 8 RETIREMENT BENEFITS

a) Description

Employees of the Province and certain other entities, as well as members of the Legislative Assembly, are entitled to receive retirement benefits under a number of plans. The following is a summary of the funding and member benefits. Complete plan descriptions are contained in the specific plan documentation.

Defined Benefit Pension Plans

Eligible non-teaching employees of school districts participate in the Pension Plan for Management Employees of New Brunswick School Districts (Sch-Mgt), the Pension Plan for General Labour, Trades and Services Employees of New Brunswick School Districts (GLTS), or the Pension Plan for Full-Time CUPE 2745 Employees of New Brunswick School Districts (CUPE 2745). Each plan provides a basic pension benefit based on years of service and salary, along with capped annual inflation protection. Employees contribute up to 6.5% of earnings to the CUPE 2745 plan and up to 7.0% of earnings to the GLTS plan. There are no current contributors to the Sch-Mgt plan as it has been curtailed. The Province contributes an amount as determined by the actuary to fund the benefits of the GLTS plan. The Province contributes 142.4% of employee contributions for the CUPE 2745 plan, in accordance with the Collective Agreement. Pension trust funds, distinct from the Consolidated Fund, exist for the GLTS and CUPE 2745 trust funds, which invest in fixed income securities and equities. The Sch-Mgt trust fund was depleted in 2022. The Province pays benefits for this plan as they become due out of the Consolidated Fund.

Provincial Court Judges receive pension benefits under the *Provincial Court Act* and the *Provincial Court Judges' Pension Act* (Judge). The basic pension benefit is based on years of service and salary, along with capped annual inflation protection. Judges contribute 8.0% of earnings, and the Province contributes an amount as determined by the actuary to fund the benefits. A pension trust fund, distinct from the Consolidated Fund, exists to fund a portion of the benefits. The remaining portion of the benefits payable to the Judges is paid from the Consolidated Fund. The trust fund invests in various fixed income, equity, inflation linked, and alternative investment pooled funds.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Members of the Legislative Assembly (MLA) previously earned pension benefits under the *Members' Superannuation Act* and *Members' Pension Act* (Member). These plans have been curtailed. The Plans provide a pension benefit based on salary and number of years of service as a Minister, and average indemnity and number of sessions served as an MLA plus additional supplementary allowances. There is no segregated pension trust fund for these plans. The Province pays benefits as they become due out of the Consolidated Fund.

Certain pension benefits relating to early retirement initiatives, enhanced provisions for Deputy Ministers and Ministers, and benefits on salary in excess of the maximum salary covered under the New Brunswick Public Service Pension Plan are provided for under the Supplementary Retirement Plan (SERP). The excess employer and employee contributions relating to the New Brunswick Public Service Pension Plan are deposited into a Retirement Compensation Arrangement, which was established in 2015 to receive contributions and pay benefits. As at 31 March 2023, $59.3 million has been deposited into the account. Benefit payments are currently being paid out of the Consolidated Fund.

Certain eligible employees of nursing homes participate in either the Pension Plan for Management Employees' of New Brunswick Nursing Homes (NH-Mgt) or the Pension Plan for Nursing and Paramedical Employees' of New Brunswick Nursing Homes (NH-N&P). The Plans provide a pension benefit based on years of service and salary, along with capped annual inflation protection. Employees contribute 5.8% of earnings up to year's maximum pensionable earnings (YMPE) and 7.5% of earnings in excess of YMPE to the NH-Mgt plan, and 5.3% of earning up to YMPE and 7.0% of earnings in excess of YMPE to the NH-N&P plan. The nursing homes contribute an amount required, as determined by the actuary, to fund the benefits. Pension trust funds, distinct from the Consolidated Fund, exist for each plan. The trust funds invest in fixed income securities, equities, and alternative investments.

Certain eligible employees of nursing homes participate in the Pension Plan for General and Service Employees' of New Brunswick Nursing Homes (NH-G&S). A future annual pension benefit accrues to employees as they provide service based on a percentage of salary, and is subject to capped inflation protection from the time it is earned. Employees contribute 6.5% of earnings up to YMPE and 9.03% of earnings in excess of YMPE toward current service, and the nursing homes are required to match this contribution. If special payments are required, regulations specify that they are to be shared equally by employees and employers, and that the amount cannot exceed 25% of the current service cost contribution. Additional amortization payments related to an unfunded liability that existed at 30 June 2008 are currently being paid by the employer. A pension trust fund, distinct from the Consolidated Fund, exists for the plan. The trust fund invests in fixed income securities, equities, and alternative investments.

Defined Contribution Pension Plans

Eligible part-time, seasonal and contract employees of the Province may participate in the Pension Plan for Part-Time and Seasonal Employees (Part-time). Employees may contribute 2.0%, 3.25%, or 4.5% of earnings. The Province matches the employee contribution, and has no further benefit obligation. The contributions, along with earnings, are attributed to separate member accounts which are used to fund the future retirement benefit.

Target Benefit Pension Plans

The Shared Risk Plan for CUPE Employees of New Brunswick Hospitals (H-CUPE), Shared Risk Plan for Certain Bargaining Employees of New Brunswick Hospitals (H-CBE), New Brunswick Public Service Pension Plan (NBPSPP), and the New Brunswick Teachers' Pension Plan (NBTPP) are target benefit pension plans providing pension benefits to employees of the Province and certain other entities.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Each plan is governed by a Board of Trustees to which the Province has appointed one-half of the members. Once appointed, the Province does not have the right to remove a trustee. The boards are fully responsible for the management of the plans, including investment of the assets and administration of the plan. Each plan has a funding policy which outlines actions the Board of Trustees must take in the event the plan is not fully funded based on actuarial valuations. The required actions and timing differ from plan to plan and include adjustment of ancillary benefits including CPI adjustments, adjustment of employer and employee contributions and adjustment of base pension benefits. The funding policy also prescribes the required actions when these plans return to a funded position. The Plans are jointly funded by employees and the Province. Contribution rates are prescribed by the pension plan Board of Trustees in accordance with the plan documents, which establish the maximum amounts by which the rates can be increased or decreased from the following contribution rates:

	Employee	Employer
NBPSPP	7.5% below YMPE, 10.7% above YMPE	12.0% (Includes temporary contribution of 0.75%)
NBTPP	10.0% below YMPE, 11.7% above YMPE	10.75% below YMPE, 12.45% above YMPE
H-CUPE	9.0%	10.1%
H-CBE	7.8%	7.8%

A targeted pension benefit, based on a percentage of salary, accrues to employees as they provide service. Subject to the terms of the funding policy, the benefit may be adjusted for inflation from the time it is earned. Future benefits and benefits already earned may be adjusted by the plans' Boards of Trustees, based on the funding status of each plan and in accordance with specified steps outlined in the funding policy.

The Province has guaranteed that retirement benefits for members of the NBPSPP will never be less than the base benefit level at the time of conversion. On conversion, the primary obligation for paying retirement benefits to the members of the former Public Service Superannuation Plan and the assets of this plan were transferred to the trustees of the NBPSPP. While the assets and primary obligation to pay benefits were transferred, should the NBPSPP Board of Trustees reduce benefits below base benefit level at conversion, the Province would have an obligation as a result of the guarantee. No guarantee has been provided to members of any other converted pension plan.

Separate pension trust funds exist for each of the plans. The NBPSPP and NBTPP trust funds invest in various fixed income, equity, inflation linked, and alternative investment pooled funds. The H-CUPE and H-CBE trust fund investment policies allow for investment in fixed income securities, equities, real estate and infrastructure.

Retirement Allowance Plan

The Province provides other employee future benefits in the form of a lump sum payment to eligible bargaining and non-bargaining employees at retirement. The payment is based on years of service to a maximum of 25 years and salary at retirement. This is an unfunded program, with no segregated assets to pay benefits. Effective 1 April 2011, the program has been discontinued for new entrants to the non-bargaining group of employees. For management and non-union employees with a continuous service date before 1 April 2011, the accumulation of retirement allowance credits was discontinued as of 31 March 2013. Eligible employees were provided with the option of a payout in lieu of retirement allowance or to defer their retirement allowance until retirement based on accumulated credits as of 31 March 2013 and salary upon retirement. For certain bargaining groups, the accumulation of retirement allowance credits was discontinued with effective dates ranging from 31 March 2016 to 31 July 2020, depending on the bargaining group. Eligible employees were provided with the option of a payout in lieu of retirement allowance, with some bargaining groups allowing employees to voluntarily receive their payout in lieu before the date of discontinuance.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

b) Net Retirement Benefit Liability

For the defined benefit pension plans, the Province is liable for any excess of accrued pension benefits over pension fund assets, with the exception of NH-G&S which is accounted for as a joint defined benefit plan. The Province records only its share which is assessed at 50%. The target benefit plans are governed by an Agreement and Declaration of Trust, which restricts access to the plan assets. The Province records the value of plan net assets as nil when the plans are in a net asset position. When the plans are in a net obligation position, the Province records a liability for its share. The NBPSPP has been recorded at 100% using defined benefit accounting due to the pre-conversion base benefit guarantee. The NBTPP, H-CUPE, and H-CBE plans have been recorded at 50% using joint defined benefit accounting. Settlement of the obligation will occur in future periods as contributions maintain a fully funded plan status over time. For the defined contribution plan, the Province's obligation is limited to the contribution required for the period. A liability would only be recorded if the Province had not paid the required annual contribution. For the Retirement Allowance Plan, the Province is liable for the accrued benefit obligation.

As at 31 March 2023, the value of accrued benefits for all defined benefit pension plans exceeded the value of plan assets resulting in an actuarial benefit liability of $538.0 million ($529.6 million 2022). The calculation of this liability includes estimates of future events and market values of assets which can be volatile. Actual results may differ from the estimates used, creating a need for future adjustments. These adjustments are amortized into expense over the estimated remaining service life of employees, due to their tentative nature and the fact that further adjustments are likely to occur in the future. Currently, unamortized adjustments total $7.2 million ($22.3 million 2022). A valuation adjustment of $22.3 million ($15.6 million 2022) has been recorded to reflect the portion of the adjusted benefit asset of individual plans that exceeds the expected future economic benefit. The net pension liability after considering unamortized adjustments and valuation allowance is $567.5 million ($567.5 million 2022). This net balance, which is included in the amount reported on the Consolidated Statement of Financial Position, reflects the accounting methodology of deferring and amortizing the adjustments. This balance does not represent the actuarial pension liability.

The Province accounts for the NH-G&S plan as a joint defined benefit plan, where only the Province's portion of the net benefit liability is included in the amount reported on the Consolidated Financial Statement of Financial Position. The Province has also recorded an accrued benefit obligation for a schedule of amortization payments relating to an unfunded liability that existed as at 30 June 2008. Since the participating nursing homes and plan members share current service cost and special payments not related to the 30 June 2008 amortization schedule, the Province records 50% of the plan's accrued benefit obligation, net of the present value of the amortization payments, and 50% of total plan assets. As at 31 March 2023, the Plan had an actuarial benefit liability of $102.7 million ($78.9 million 2022). Included in the amounts reported under defined benefit plans above is $51.4 million ($40.4 million 2022) for the Province's share of the plan's actuarial benefit liability, and $41.2 million ($38.2 million 2022) for the Province's share of the plan's net benefit liability after unamortized adjustments of $(10.2) million ($(2.2) million 2022).

As at 31 March 2023, the value of the Province's share of plan assets for all target benefit pension plans exceeded the value of the accrued benefits resulting in an actuarial benefit liability of $(1,141.4) million ($(1,893.9) million 2022). The calculation of this liability includes estimates of future events and market values of assets which can be volatile. Actual results may differ from the estimates used, creating a need for future adjustments. These adjustments are amortized into expense over the estimated remaining service life of employees, due to their tentative nature and the fact that further adjustments are likely to occur in the future. Currently, unamortized adjustments total $406.9 million ($1,538.4 million 2022). A valuation adjustment of $898.7 million ($562.7 million 2022) has been recorded to reflect the portion of the adjusted benefit asset of individual plans that exceeds the expected future economic benefit. The net pension liability after considering unamortized adjustments and valuation allowance is $164.2 million ($207.3 million 2022). This net balance, which is included in the amount reported on the Consolidated Statement of Financial Position, reflects the accounting methodology of deferring and amortizing the adjustments. This balance does not represent the actuarial pension liability.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

The value of accrued benefits in the Retirement Allowance Plan totals $382.8 million ($414.5 million 2022). The calculation of this liability includes estimates of future events which can be volatile. Actual results may differ from the estimates used, creating a need for future adjustments. These adjustments are amortized into expense over the estimated remaining service life of employees, due to their tentative nature and the fact that further adjustments are likely to occur in the future. Currently, unamortized adjustments total $14.2 million ($(16.3) million 2022). The net benefit liability after considering unamortized adjustments is $397.0 million ($398.2 million 2022).

The estimate of the Province's obligation for net pension and other employee future benefits is based on actuarial valuations for accounting purposes using the projected unit credit method, calculated as at the dates listed in section d). This method estimates the present value of retirement benefits associated with the period of employee service to the valuation date. In the years that accounting valuations are not prepared, the obligation is calculated by an extrapolation from the previous valuation. These actuarial valuations were based on a number of assumptions about future events, such as rates of return on assets, wage and salary increases and employee turnover and mortality disclosed in sections d) and e). Pension assets are measured at fair value. The obligation and assets of H-CUPE, H-CBE and the non-teaching school district plans (Sch-Mgt, GLTS, CUPE 2745) have been measured at 31 December. All other plans are measured at 31 March.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

c) Summary of Retirement Benefits Information

(millions)

	Pension Plans												Other Benefit Plans	
	2023											2022	2023	2022
	NBPSPP	NBTPP	Hospital Plans	School District Plans	Nursing Home Plans	SERP	Judges	Member	Part-Time	Ombud	Total	Total	Retirement Allowance	Retirement Allowance
Accrued benefit obligation beginning of year	$ 7,797.6	$ 2,821.7	$ 1,887.9	$ 693.2	$ 579.6	$ 341.7	$ 96.7	$ 56.0	$ –	$ –	$ 14,274.4	$ 15,899.9	$ 414.5	$ 390.1
Actuarial losses (gains)	245.9	(30.9)	52.9	(13.7)	(9.1)	(29.4)	(5.8)	(3.8)	–	–	206.1	(2,107.0)	(31.3)	11.0
Plan amendments	–	–	–	–	–	–	–	–	–	–	–	–	–	7.0
Benefits accrued	192.5	54.0	65.5	22.2	25.1	9.5	2.7	–	–	–	371.5	426.1	26.6	29.4
Interest	486.3	175.6	112.2	34.4	35.9	11.6	4.3	1.9	–	–	862.2	838.3	13.8	14.4
Reciprocal payments and refunds	–	–	0.7	–	–	–	–	–	–	–	0.7	(3.2)	–	–
Benefit payments	(465.4)	(164.7)	(84.8)	(33.7)	(40.3)	(16.2)	(4.5)	(3.4)	–	–	(813.0)	(779.7)	(40.8)	(37.4)
Accrued benefit obligation end of year	8,256.9	2,855.7	2,034.4	702.4	591.2	317.2	93.4	50.7	–	–	14,901.9	14,274.4	382.8	414.5
Plan assets beginning of year	9,037.0	3,369.5	1,994.5	553.5	575.1	50.1	58.9	–	–	–	15,638.6	14,935.3	–	–
Actuarial gains (losses)	(429.8)	(155.7)	(187.1)	(54.0)	(26.9)	–	(2.2)	–	–	–	(855.7)	197.6	–	–
Expected return on plan assets	568.9	211.4	119.1	27.7	35.9	0.5	3.4	–	–	–	966.9	805.9	–	–
Employer contributions	183.6	37.8	47.5	26.9	18.5	20.5	2.2	3.4	–	–	340.4	285.7	40.8	37.4
Employee contributions	123.8	35.2	46.9	5.9	10.7	4.4	0.5	–	–	–	227.4	193.6	–	–
Reciprocal payments and refunds	–	–	0.7	–	–	–	–	–	–	–	0.7	(3.2)	–	–
Benefit payments	(465.4)	(164.7)	(84.8)	(33.7)	(40.3)	(16.2)	(4.5)	(3.4)	–	–	(813.0)	(776.3)	(40.8)	(37.4)
Plan assets end of year	9,018.1	3,333.5	1,936.8	526.3	573.0	59.3	58.3	–	–	–	15,505.3	15,638.6	–	–
Actuarial Benefit Liability	(761.2)	(477.8)	97.6	176.1	18.2	257.9	35.1	50.7	–	–	(603.4)	(1,364.2)	382.8	414.5
Unamortized Adjustments	287.7	52.6	66.6	(23.5)	0.7	17.6	11.2	1.2	–	–	414.1	1,560.7	14.2	(16.3)
Valuation Adjustment	473.5	425.2	–	–	22.3	–	–	–	–	–	921.0	578.3	–	–
Net Benefit Liability	$ –	$ –	$ 164.2	$ 152.6	$ 41.2	$ 275.5	$ 46.3	$ 51.9	$ –	$ –	$ 731.7	$ 774.8	$ 397.0	$ 398.2
Expense														
Employers' share of benefits earned	$ 17.9	$ 56.6	$ 66.0	$ 16.3	$ 22.2	$ 4.7	$ 2.2	$ –	$ 4.4	$ 0.2	$ 190.5	$ 278.8	$ 26.6	$ 29.4
Net interest	(82.6)	(35.8)	(6.9)	6.7	–	11.1	0.9	1.9	–	–	(104.7)	32.4	13.8	14.4
Plan amendments	–	–	–	–	–	–	–	–	–	–	–	–	–	7.0
Amortization of adjustments	(79.8)	(3.9)	(7.3)	8.2	0.4	0.7	(1.3)	(1.8)	–	–	(84.8)	(42.0)	(0.8)	3.4
Change in valuation adjustment	277.3	58.7	–	–	6.7	–	–	–	–	–	342.7	70.4	–	–
Total retirement benefit expense	$ 132.8	$ 75.6	$ 51.8	$ 31.2	$ 29.3	$ 16.5	$ 1.8	$ 0.1	$ 4.4	$ 0.2	$ 343.7	$ 339.6	$ 39.6	$ 54.2

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

The defined benefit pension plans and target benefit pension plans have a combined actuarial pension liability of $731.7 million ($774.8 million 2022). This total includes plans that have assets in excess of the accrued benefit obligation. The plans with assets in excess of accrued benefit obligations have assets totaling $14,048.8 million ($14,117.4 million 2022) and an accrued benefit obligation totaling $12,733.3 million ($12,091.7 million 2022), resulting in net actuarial pension liability of $(1,315.5) million ($(2,025.7) million 2022).

The pension fund one-year rate of return as at 31 March 2023 for Judge is 2.32% (5.91% 2022), NH-Mgt 1.44% (5.31% 2022), NH-N&P 1.72% (5.38% 2022), NH-G&S 1.54% (5.67% 2022), NBPSPP is 1.80% (6.05% 2022), and NBTPP 1.76% (6.54% 2022).

The one-year rate of return as at 31 December 2022 for GLTS (4.43)% (15.40% 2021), CUPE 2745 (6.00)% (15.39% 2021), H-CUPE (5.30)% (8.90% 2021) and H-CBE (2.12)% (9.31% 2021).

As at 31 March 2023, NBPSPP, NBTPP, NH-G&S, NH-N&P, NH-Mgt and Judge plans held a total of $37.7 million ($41.6 million 2022) in securities issued or guaranteed by the Province. These are measured at fair value.

As at 31 December 2022, H-CUPE, H-CBE, GLTS and CUPE 2745 plans held a total of $23.4 million ($23.2 million 2021) in securities issued or guaranteed by the Province. These are measured at fair value.

d) Actuarial Assumptions

Calculation of the Province's pension and other employee future benefit obligations and related expense is based on long term actuarial assumptions. Salary increase assumptions have been refined to include the short term.

The table below discloses the assumptions used in the actuarial valuations.

Plan	Date of Latest Actuarial Valuation	Discount Rate (%)	Expected Rate of Return (%)	Inflation (%)	Rate of Pension Escalation after Retirement (%)	Annual Short Term Wage and Salary Increase (%)*	Annual Long Term Wage and Salary Increase (%)*
NBPSPP	01 Jan 2022	6.45	6.45	2.10	1.99	2.60	2.60
NBTPP	31 Aug 2022	6.45	6.45	2.10	1.58	2.60	2.60
H-CBE	31 Dec 2021	6.45	6.45	2.10	2.10	2.85	2.85
H-CUPE	31 Dec 2021	5.35	5.35	2.10	1.85	2.60	2.60
GLTS	01 Jan 2021	5.15	5.15	2.10	2.00	2.60	2.60
CUPE 2745	01 Jan 2021	5.15	5.15	2.10	2.00	2.60	2.60
Sch-Mgt	31 Dec 2020	4.25	n/a	1.65	1.65	2.15	2.15
NH-G&S	31 Dec 2021	6.30	6.30	2.10	2.00	2.60	2.60
NH-N&P	31 Dec 2021	6.30	6.30	2.10	2.10	2.60	2.60
NH-Mgt	31 Dec 2021	6.30	6.30	2.10	2.10	2.60	2.60
SERP	01 Jan 2020	4.25	n/a	1.65	1.56	2.15	2.15
Judge	01 Apr 2022	4.92	5.85	2.10	2 to 2.05	3.35	3.35
Member	31 Mar 2022	4.25	n/a	1.65	1.56	n/a	n/a
Retirement Allowance	01 Apr 2021	4.25	n/a	1.65	n/a	2.15 to 2.40	2.15 to 2.40

* excludes promotional scale

These assumptions, which are based on management's best estimate, have been used to determine the amount of the Province's obligation for pension and other employee future benefits outstanding and the value of benefits earned by employees during the fiscal year. Different assumptions have been used to determine the appropriate level of employee and employer contributions needed to fund the estimated cost of the plans.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

e) Member Data

The following table lists data about the members of each plan.

Plan	Estimated Average Remaining Service Life (Years)	Number of Active Contributors	Number of Pensioners	Average Annual Salary of Contributors	Average Annual Pension
NBPSPP	17	20,520	18,174	$ 75,694	$ 25,623
NBTPP	15	8,964	9,768	$ 78,600	$ 34,021
H-CBE	16	12,264	4,276	$ 70,172	$ 24,726
H-CUPE	11	6,565	4,970	$ 43,900	$ 12,072
GLTS	8	1,879	1,993	$ 35,964	$ 12,401
CUPE 2745	8	632	646	$ 34,898	$ 9,267
Sch – Mgt	--	--	112	n/a	$ 12,480
NH-G&S	12	4,627	3,107	$ 35,986	$ 7,581
NH-N&P	10	551	490	$ 68,787	$ 12,065
NH-Mgt	9	201	300	$ 83,000	$ 14,500
SERP	14	364	3,116	$ 87,292	$ 6,469
Judge	11	25	40	$ 265,000	$ 59,997
Member					
Member	3	--	90	n/a	$ 28,880
Minister	3	--	57	n/a	$ 6,480

The Members' Pension Plan provides for a benefit based on years of service and salary as a Member and a benefit based on years of service and salary as a Minister. All Ministers are also included as a Member.

The average annual salary of contributors under the SERP relates to the amount in excess of the maximum salary covered under the NBPSPP.

NOTE 9 SICK LEAVE LIABILITY

The Province of New Brunswick's employees working full-time and part-time hours in government departments and agencies, school districts and other agencies receive sick leave that is earned at varying amounts per group. Unused hours can be carried forward for future paid leave, up to predetermined maximum amounts. This is an unfunded program with no specific assets segregated to meet the obligations when they come due. Actuarial estimates for this future liability have been completed and form the basis for the estimated liability reported in these Consolidated Financial Statements. The latest actuarial valuation was calculated as at 31 March 2021 for government departments and agencies, and school district employees. The latest actuarial valuations were completed between 31 December 2021 and 31 March 2023 for employees of other agencies. The sick leave liability for nursing homes has been estimated using summarized data of nursing home employees, and experience of employees in the Province's health care sector.

For the year ended 31 March 2023, the total expense related to sick leave benefits was $45.1 million ($44.8 million 2022).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Significant economic and demographic assumptions used in the actuarial valuations are:

Discount Rate:	Equal to the Province's long term borrowing rate of 4.25% as at 31 March 2023, and 3.47% as at 31 March 2022.	
Expected Average Remaining Service Lifetime (Years):	9.0 to 14.0	
Salary Growth Rate:	Short term 2.2% to 2.6%	Long term 2.2% to 3.5%

The following table presents the liability at 31 March:

	(millions)					
	2023					2022
	Government Departments and Agencies	School Districts	Nursing Homes	Other Agencies	Total	Total
Accrued benefit obligation beginning of year	$ 55.7	$ 87.0	$ 22.6	$ 125.5	**$ 290.8**	$ 302.3
Actuarial (gains) losses	(3.4)	(4.7)	3.5	13.4	**8.8**	(8.9)
Benefits accrued	5.7	7.5	2.6	14.1	**29.9**	30.6
Interest	2.2	3.4	1.1	4.2	**10.9**	9.3
Benefit payments	(7.7)	(12.0)	(4.5)	(19.4)	**(43.6)**	(42.5)
Accrued benefit obligation end of year	52.5	81.2	25.3	137.8	**296.8**	290.8
Unamortized adjustments opening balance	2.1	(17.1)	(6.4)	(20.7)	**(42.1)**	(55.9)
New adjustments	3.4	4.7	(3.5)	(13.4)	**(8.8)**	8.9
Amortization	(0.2)	1.4	1.0	2.1	**4.3**	4.9
Unamortized adjustments ending balance	5.3	(11.0)	(8.9)	(32.0)	**(46.6)**	(42.1)
Total Benefit Liability	$ 57.8	$ 70.2	$ 16.4	$ 105.8	**$ 250.2**	$ 248.7

Government Departments and Agencies include Opportunities New Brunswick and Service New Brunswick. Other agencies include Collège communautaire du Nouveau-Brunswick, EM/ANB Inc., Financial and Consumer Services Commission, Horizon Health Network, New Brunswick Community College, New Brunswick Legal Aid Services Commission, New Brunswick Research and Productivity Council, Recycle New Brunswick and Vitalité Health Network.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

NOTE 10 CONTAMINATED SITES

The Province recognizes a liability for the remediation of a contaminated site when the Province is responsible for remediation of the site and the cost of remediation can be reasonably estimated. In 2023, a liability of $51.0 million ($50.8 million 2022) has been accrued for the remediation of contaminated sites. This liability includes the net present value of $1.0 million of remediation costs to be incurred over the next five years. The net present value was calculated using a discount rate equal to the Province's five-year borrowing rate of 4.04% as at 31 March 2023. The liability is based on management's best estimate of the cost of remediation, using environmental assessment information available as at 31 March 2023. No liability has been recognized in relation to sites in which the Province does not expect to give up any future economic benefit, or where there is no basis for a reasonable estimate of the cost of remediation. The estimated liability will be updated in future periods as new information becomes available.

The following table discloses the total liability by nature and source:

Types of Sites	Nature of Contaminate	Source of Contamination	Number of Sites		(millions) Liability
Office/ Commercial/ Industrial	Metals, petroleum hydrocarbons, polyaromatic hydrocarbons, BTEX, etc.	Activities associated with the operations of the office, commercial or industrial facility could result in contamination from fuel storage or handling, waste sites, use of metal-based paint, etc. Sites often have multiple sources of contamination.	12	$	2.0
Mineral Exploration Sites	Heavy metals, petroleum hydrocarbons, etc.	Mining activities; activities associated with mine operations e.g., fuel storage tanks, fuel handling, waste sites, etc. Sites often have multiple sources of contamination.	3		47.9
Fuel Related Practices	Petroleum hydrocarbons, polyaromatic hydrocarbons, BTEX, etc.	Activities associated with fuel storage and handling, e.g., aboveground storage tanks, underground storage tanks, fuel handling areas, pipelines, fueling stations, etc.	49		1.1
Total			64	$	51.0

An additional environmental liability of $9.0 million ($9.0 million 2022) has been accrued by NB Power. The liability is included in the investment in NB Power in Schedule 4.

NOTE 11 OBLIGATIONS UNDER CAPITAL LEASES

The total future payments for capital leases amount to $519.2 million ($613.6 million 2022), consisting of $382.2 million ($445.4 million 2022) in principal and $137.0 million ($168.2 million 2022) in interest.

The lease agreements have terms of 10 to 30 years, with interest rates ranging from 2.5% to 8.8%. The most significant capital lease obligation relates to the Fredericton-Moncton Highway, with an obligation of $280.0 million, an interest rate of 6.4%, and a maturity date of November 2027.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Minimum annual principal and interest payments in each of the next five years are as follows:

Fiscal Year	(millions)
2023-2024	$ 93.2
2024-2025	$ 92.4
2025-2026	$ 87.5
2026-2027	$ 71.3
2027-2028	$ 69.7

NOTE 12 ASSET RETIREMENT OBLIGATIONS

The Province recognizes a liability for legal obligations associated with the retirement of tangible capital assets. The obligations include the disposal of regulated materials such as asbestos, lead, mercury and refrigerants, the removal of petroleum storage tanks, and the decommissioning of infrastructure in environmentally sensitive areas. The associated assets include schools, hospitals, offices and other institutional, residential and storage buildings, and other infrastructure assets such as bridges, dams, and wells.

The liability is based on management's best estimate. In 2023, a liability of $422.1 million has been recorded for these costs. Due to the uncertainty of time for the settlement of obligations no costs have been discounted.

The following table presents the liability at 31 March:

	(millions)				
	2023				2022
	Buildings	Storage Tanks	Other Infrastructure	Total	Total
Asset retirement obligations beginning of year	$ 327.2	$ 3.4	$ 90.6	**$ 421.2**	$ 420.2
Additions	0.2	0.2	0.5	**0.9**	1.0
Asset retirement obligations, end of year	$ 327.4	$ 3.6	$ 91.1	**$ 422.1**	$ 421.2

As disclosed in Note 25, prior period Consolidated Financial Statements have been restated to reflect the adoption of this new standard.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

NOTE 13 FUNDED DEBT OUTSTANDING

a) Funded Debt Outstanding

The following is a maturity schedule for the Province's Funded Debt.

Fiscal Year of Maturity	Interest Rate Range (%)	Currency	Amount	Total Funded Debt (millions)	NB Power (millions)	Funded Debt for Provincial Purposes (millions)
2023-2024	2.9 - 6.1	CAD	1,171.2	$ 1,171.2	$ (300.0)	$ **871.2**
	Floating	CAD	250.0	250.0	--	**250.0**
				1,421.2	(300.0)	**1,121.2**
2024-2025	3.7 - 5.8	CAD	917.1	917.1	(50.0)	**867.1**
2025-2026	1.8 - 5.1	CAD	1,219.2	1,219.2	(200.0)	**1,019.2**
2026-2027	2.6	CAD	1,000.0	1,000.0	--	**1,000.0**
2027-2028 & beyond	1.9 - 6.3	CAD	16,104.0	16,104.0	(4,525.0)	**11,579.0**
	3.6	USD	500.0	676.7	--	**676.7**
	0.1 - 0.3	CHF	925.0	1,369.4	--	**1,369.4**
	1.8	EUR	105.0	154.4	--	**154.4**
				18,304.5	(4,525.0)	**13,779.5**
Total Funded Debt				22,862.0	(5,075.0)	**17,787.0**
Add: CMHC Debentures (Maturity date: 2023 - 2030)	0.6 - 10.4			16.1	--	**16.1**
Add: Nursing Home Loans (Maturity date: 2023 - 2038)	1.0 - 10.0			309.4	--	**309.4**
Add: Unamortized Premiums and Discounts				18.0	--	**18.0**
Less: Debt Repurchased and Held by Internal Funds				696.6	--	**696.6**
Funded Debt Before Sinking Fund				22,508.9	(5,075.0)	**17,433.9**
Less: Sinking Fund Equity				5,964.7	(472.0)	**5,492.7**
Funded Debt Net of Sinking Fund Equity				$ 16,544.2	$ (4,603.0)	$ **11,941.2**

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

b) Foreign Currency Denominated Debt

The preceding funded debt maturity schedule includes foreign currency denominated debt, which is subject to interest rate and currency swap agreements. These amounts have been translated in the maturity schedule to the Canadian dollar equivalent at the year-end rates of exchange, as described below.

Fiscal Year of Maturity	Amount Payable in Original Currency (millions)	Amount Payable Per Financial Swap Agreement (millions)	Canadian Dollar Equivalent (millions)
2027-2028	USD 500.0	CAD 641.0	$ **676.7**
2028-2029	CHF 300.0	CAD 394.1	**444.1**
2031-2032	CHF 400.0	CAD 548.0	**592.2**
2032-2033	CHF 100.0	CAD 133.6	**148.0**
2039-2040	CHF 125.0	CAD 167.0	**185.1**
2047-2048	EUR 105.0	CAD 157.5	**154.4**
			$ **2,200.5**

c) CMHC Debentures

The CMHC Debentures principal repayment schedule is as follows:

Fiscal Year	(millions) Principal Repayment
2023-2024	$ 5.2
2024-2025	4.3
2025-2026	3.3
2026-2027	2.0
2027-2028 and thereafter	1.3
	$ 16.1

d) Nursing Home Loans

Nursing Home loans, in the amount of $146.7 million, are secured by land and buildings. The Nursing Home Loans principal repayment schedule is as follows:

Fiscal Year	(millions) Principal Repayment
2023-2024	$ 39.0
2024-2025	53.7
2025-2026	63.9
2026-2027	21.9
2027-2028 and thereafter	130.9
	$ 309.4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

e) Sinking Fund

Pursuant to section 14 of the *Provincial Loans Act*, the Minister of Finance and Treasury Board maintains a General Sinking Fund for the repayment of funded debt either at maturity or upon redemption in advance of maturity. At 31 March 2023, the Fund held cash and investments for the repayment of Provincial debt with a net book value of $6,174.3 million ($5,887.7 million 2022) and a market value of $5,813.7 million ($5,929.9 million 2022 - restated). The market value is based on quoted market prices in active markets. Where quoted prices in active markets are not available, valuation techniques based on observable inputs are used. Assets of the fund include bonds and debentures issued or guaranteed by the Province, with a net book value at 31 March 2023 of $1,896.3 million ($1,909.3 million 2022). Included in that total are bonds and debentures issued by the Province for provincial purposes which have been offset against funded debt in the Consolidated Statement of Financial Position as described below.

The following table shows the components of the Sinking Fund:

	(millions)		
	Consolidated Fund	**NB Power**	**Total**
Fund Equity, beginning of year	$ 5,887.7	$ 500.4	**$ 6,388.1**
Sinking Fund Earnings	216.8	18.1	**234.9**
Installments	167.6	45.8	**213.4**
Paid for Debt Retirement	(97.8)	(92.3)	**(190.1)**
	6,174.3	472.0	**6,646.3**
Less: Investments in Bonds and Debentures Issued by the Province	681.6	--	**681.6**
Fund Equity, end of year	$ 5,492.7	$ 472.0	**$ 5,964.7**

The following estimated payments are required in each of the next five years to meet the sinking fund provisions of existing debt:

	(millions)		
Fiscal Year	**Total Installments on Debt**	**NB Power**	**Installments on Provincial Purpose Debt**
2023-2024	$ 213.3	$ (47.8)	$ 165.5
2024-2025	$ 204.2	$ (47.3)	$ 156.9
2025-2026	$ 194.0	$ (45.3)	$ 148.7
2026-2027	$ 192.0	$ (45.3)	$ 146.7
2027-2028	$ 175.5	$ (45.3)	$ 130.2

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

f) Balance of Borrowing Authority Under Provincial Loans Act

The balance of borrowing authority granted under the *Provincial Loans Act* is as follows:

	(millions)			
	Balance 2022	Authority Granted During the Year	Borrowing During the Year	Balance 2023
Loan Act 2012	$ 25.3	$ --	$ --	**$ 25.3**
Loan Act 2016	10.2	--	--	**10.2**
Loan Act 2021	971.6	--	--	**971.6**
	$ 1,007.1	$ --	$ --	**$ 1,007.1**

Under the authority of subsection 3(1) of the *Provincial Loans Act*, the Province may borrow sums required for the repayment, refinancing or renewal of securities issued or for the payment of any loan or liability, repayment of which is guaranteed by the Province. This authority is in addition to the authorities listed above.

NOTE 14 TANGIBLE CAPITAL ASSETS

Tangible capital assets include acquired, built, developed and improved tangible assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

Certain assets which have historical or cultural value, including works of art, historical documents and historical and cultural artifacts are not recognized as tangible capital assets. Land used as a site for a historical collection has been valued at $1. Intangibles and items inherited by right of the Crown, such as inherited Crown lands, forests and mineral resources, are not recognized in the Consolidated Financial Statements because the costs, benefits and economic value of such items cannot be reasonably and verifiably quantified. Assets under construction are not amortized until the asset is available to be put into service.

Calculation of opening balances include, where available, acquisition totals reported in Public Accounts from 1973 to 2004. Surfacing costs have been segregated starting in 2005. Prior to 2005, these costs were included in roads, highways and bridges.

Tangible capital assets are amortized on a straight-line basis over their estimated useful lives as noted in the table that follows. One-half of the annual amortization is charged in the year of acquisition and in the year of disposal.

Included in the closing costs of the various asset classes as of 31 March 2023 are costs for assets under construction, which are not amortized. These costs are: buildings and land improvements ($411.9 million); vehicles and mobile heavy equipment ($0.8 million); roads, bridges, and highways ($159.1 million); water management systems ($0.2 million); computer hardware ($1.3 million) and computer software ($34.0 million). Also included in the closing costs are capital lease amounts as follows: buildings and land improvements (cost $217.3 million and accumulated amortization of $70.0 million); roads, bridges and highways (cost $843.0 million and accumulated amortization $362.5 million); and vehicles and mobile heavy equipment (cost $55.3 million and accumulated amortization $30.4 million). Contributed roads totaling $3.0 million were acquired during the year and have been included in the closing cost of roads, bridges, and highways as of 31 March 2023.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

(millions)

	2023									Restated 2022
	Land	Buildings and Land Improvements	Machinery and Equipment	Ferries and Landings	Vehicles and Mobile Heavy Equipment	Roads, Bridges and Highways	Dams and Water Management Systems	Computer Hardware and Software	Total	Total
Estimated Useful Life (Years)	Indefinite	20-40	5-15	40-50	5-20	20-50	20-50	5-15		
Cost										
Opening Costs	$ 388.0	$ 5,980.6	$ 919.4	$ 144.7	$ 281.5	$ 10,467.3	$ 46.5	$ 250.2	**$ 18,478.2**	$ 17,957.9
Additions	2.6	240.0	66.8	0.8	37.5	346.6	0.4	21.5	**716.2**	561.4
Disposals	(1.8)	(18.6)	(0.9)	--	(8.5)	--	--	(3.9)	**(33.7)**	(55.5)
Adjustments	--	2.9	6.4	--	2.1	(2.8)	--	1.1	**9.7**	15.2
Impairments	--	(12.6)	--	--	--	--	--	--	**(12.6)**	(0.8)
Closing Costs	388.8	6,192.3	991.7	145.5	312.6	10,811.1	46.9	268.9	**19,157.8**	18,478.2
Accumulated Amortization										
Opening Accumulated Amortization	--	3,055.6	704.5	40.2	161.9	5,164.6	13.0	183.9	**9,323.7**	8,811.4
Amortization	--	154.3	46.8	2.8	21.8	323.2	1.5	16.8	**567.2**	547.1
Disposals	--	(12.9)	(1.3)	--	(8.4)	--	--	(3.9)	**(26.5)**	(37.4)
Adjustments	--	--	6.6	--	1.3	--	--	1.0	**8.9**	2.6
Closing Accumulated Amortization	--	3,197.0	756.6	43.0	176.6	5,487.8	14.5	197.8	**9,873.3**	9,323.7
Net Book Value	$ 388.8	$ 2,995.3	$ 235.1	$ 102.5	$ 136.0	$ 5,323.3	$ 32.4	$ 71.1	**$ 9,284.5**	$ 9,154.5

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

NOTE 15 DEBT CHARGES

The total cost of interest, exchange, amortization and related expenses is $264.8 million ($474.4 million 2022), which consists of:

	(millions)	
	2023	**2022**
Interest on Funded Debt	**$ 742.0**	$ 800.7
Interest on Short Term Borrowing	**30.5**	1.2
Short Term Investment Income	**(92.0)**	(17.7)
Interest on Fredericton – Moncton Highway Capital Lease	**21.1**	24.6
Interest on Other Capital Leases	**5.2**	5.7
Foreign Exchange Expense	**(0.5)**	(2.5)
Amortization of Discounts and Premiums	**(6.6)**	(6.6)
Other Expenses	**0.8**	1.0
	700.5	806.4
Interest Recovery for Debt Incurred for NB Power	**(165.7)**	(171.9)
Service of the Public Debt	**534.8**	634.5
Sinking Fund Earnings	**(188.1)**	(208.5)
	346.7	426.0
Pension Interest	**(104.7)**	32.4
Interest on Debt to Finance Student Loan Portfolio	**12.4**	3.8
Interest on CMHC debentures	**0.9**	1.0
Interest on Nursing Home Debt	**9.5**	11.2
	$ 264.8	$ 474.4

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

NOTE 16 SEGMENT REPORTING

Segment reporting is intended to provide supplementary information on the Province's revenue and expenses. The segments have been defined based on the accountability and control relationships between the Government and the various organizations within the reporting entity. Although the government controls all the entities included, there are varying levels of accountability. The segments are defined as: Government Departments and Some Agencies; Schools, Colleges, and Hospitals; and Other Consolidated Entities. An Inter-segment Eliminations column is added to eliminate double counting between segments and to reconcile to the Consolidated Statement of Operations. The extent of these items was $34.3 million in 2023 ($36.7 million 2022). Eliminations between the Province and entities impact asset and liability accounts with respect to tangible capital assets and deferred contributions from the Province. Transactions between segments are recorded at cost.

The Government Departments and Some Agencies segment represents the group most directly accountable to Treasury Board and Cabinet. The segment includes all line departments such as Health, Education and Early Childhood Development, and Transportation and Infrastructure as well as the following agencies: Arts Development Trust Fund, Economic and Social Inclusion Corporation, Environmental Trust Fund, Fundy Trail Development Authority Inc., Labour and Employment Board, New Brunswick Agricultural Insurance Commission, New Brunswick Farm Products Commission, New Brunswick Forest Products Commission, New Brunswick Grain Commission, New Brunswick Highway Corporation, New Brunswick Housing Corporation, New Brunswick Police Commission, New Brunswick Women's Council, Premier's Council on Disabilities, Route 1 Gateway Project Company Ltd., Sport Development Trust Fund, and Trans-Canada Highway Projects Co. Ltd.

The Schools, Colleges, and Hospitals are disclosed separately due to the magnitude of their operations and the fact they are somewhat removed from day to day control of Treasury Board and Cabinet. The organizations included in this segment are: Anglophone East School District, Anglophone North School District, Anglophone South School District, Anglophone West School District, Collège communautaire du Nouveau-Brunswick, Francophone nord-est school district, Francophone nord-ouest school district, Francophone sud school district, Horizon Health Network, New Brunswick Community College and Vitalité Health Network.

Other Consolidated Entities are also somewhat removed and independent with respect to day to day operations yet still controlled by government under the Public Sector Accounting Board's criteria for control. The organizations included in this segment are: Atlantic Education International Inc., CMC, Centre communautaire Sainte-Anne, EM/ANB Inc., Financial and Consumer Services Commission, Forest Protection Limited, Kings Landing Corporation, New Brunswick Arts Board, New Brunswick Combat Sport Commission, NBCUDIC, New Brunswick Energy and Utilities Board, New Brunswick Health Council, New Brunswick Immigrant Investor Fund (2009) Ltd., New Brunswick Insurance Board, New Brunswick Legal Aid Services Commission, New Brunswick Lotteries and Gaming Corporation, New Brunswick Museum, New Brunswick Public Libraries Foundation, New Brunswick Research and Productivity Council, Opportunities New Brunswick, Provincial Holdings Ltd., Recycle New Brunswick, Regional Development Corporation, Service New Brunswick, Strait Crossing Finance Inc. and the not-for-profit nursing homes listed in Schedule 26. This segment also includes government business enterprises: NB Liquor, CNB, NBMFC and NB Power, and business partnership: ALC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

(millions)

	Government Departments and Some Agencies		Schools, Colleges and Hospitals		Other Consolidated Entities		Inter-segment Eliminations		Consolidated Total	
	2023	2022[1]	2023	2022[1]	2023	2022[1]	2023	2022	2023	2022[1]
Revenue										
Provincial Sources										
Tax Revenue	$ 6,505.1	$ 5,530.5	$ --	$ --	$ --	$ --	$ --	$ --	$ 6,505.1	$ 5,530.5
Non Tax Revenue	726.5	695.2	258.3	208.2	319.2	298.7	--	--	1,304.0	1,202.1
Government Business Enterprises and Business Partnership	--	--	--	--	334.6	440.4	--	--	334.6	440.4
Transfers Between Entities	174.5	149.5	3,825.6	3,504.5	1,085.4	952.2	(5,085.5)	(4,606.2)	--	--
Federal Sources										
Federal Government Transfers	4,106.5	3,948.3	33.1	31.0	118.2	147.5	--	--	4,257.8	4,126.8
Other	50.5	91.1	--	--	--	--	--	--	50.5	91.1
	11,563.1	10,414.6	4,117.0	3,743.7	1,857.4	1,838.8	(5,085.5)	(4,606.2)	12,452.0	11,390.9
Expense										
Employee Benefits	1,001.5	1,115.4	3,080.9	2,883.8	781.6	706.4	(15.3)	(13.5)	4,848.7	4,692.1
Operating Costs and Other Services	1,905.3	1,487.0	317.3	241.8	246.3	211.9	(374.8)	(83.3)	2,094.1	1,857.4
Materials and Supplies	500.6	459.9	617.1	515.0	83.2	67.4	(2.5)	--	1,198.4	1,042.3
Grants and Subsidies	1,716.8	1,473.0	2.2	2.2	231.8	238.1	--	--	1,950.8	1,713.3
Debt and Other Charges	631.2	678.6	16.7	15.0	26.4	22.3	(1.5)	--	672.8	715.9
Amortization	460.8	441.6	71.1	72.9	35.3	32.6	--	--	567.2	547.1
Property and Equipment	134.9	80.5	26.7	16.6	46.0	39.4	(100.2)	(83.0)	107.4	53.5
Transfers Between Entities	4,457.8	4,318.9	--	--	167.7	144.2	(4,625.5)	(4,463.1)	--	--
	10,808.9	10,054.9	4,132.0	3,747.3	1,618.3	1,462.3	(5,119.8)	(4,642.9)	11,439.4	10,621.6
Surplus (Deficit)	$ 754.2	$ 359.7	$ (15.0)	$ (3.6)	$ 239.1	$ 376.5	$ 34.3	$ 36.7	$ 1,012.6	$ 769.3

[1] Certain of the 2022 figures have been reclassified to conform with the presentation adopted for 2023.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

NOTE 17 CONTINGENCIES

a) Contingent Liabilities

Loan Guarantees

The Province has guaranteed certain debt of entities external to the Provincial Reporting Entity under the authority of various statutes. Guarantees issued under the *Agricultural Development Act* and the *Opportunities New Brunswick Act* are issued to facilitate the establishment, development or maintenance of industry in a variety of areas. Loans guaranteed under these acts have guarantee fees ranging from 0% to 1.5%, maturity dates ranging from 2022 to 2027, and security pledged by the loan recipient includes accounts receivable, inventory, other assets, general security agreements, shareholder loan postponements, and personal and corporate guarantees.

At 31 March 2023, the total contingent liability in respect of these guarantees was $16.4 million ($16.7 million 2022), of which the Province has recognized $9.0 million ($9.3 million 2022) as a liability on the Consolidated Statement of Financial Position.

	(millions)		
	Authorized Limit	Principal Guaranteed	Allowance for Loss (Schedule 6)
Agricultural Development Act	$ 2.1	$ 2.1	$ 1.8
Opportunities New Brunswick Act	$ 14.3	14.3	7.2
		$ 16.4	$ 9.0

Other Guarantees

The Province guarantees the payment of principal and interest of any borrowing by New Brunswick Municipal Finance Corporation. In the event of a defaulted payment, the Province shall recover such amounts from the defaulting municipality or from the defaulting municipality that has provided the guarantee for the defaulting municipal enterprise. As of 31 December 2022, total debenture debt outstanding was $839.5 million ($889.5 million 2021).

New Brunswick Credit Union Deposit Insurance Corporation (NBCUDIC) provides deposit insurance to members of credit unions in New Brunswick to a maximum of $250,000 for each member. As of 31 March 2023, deposits of the credit unions totalled $1,350.0 million ($1,290.0 million 2022). In addition, NBCUDIC has guaranteed specific losses up to $2.0 million.

One nursing home has guaranteed the debt of a related party. As at 31 March 2022, the guarantee totalled $0.1 million ($0.2 million 2021).

Insurance

The Province does not carry general liability insurance or property insurance on its assets except in a few limited instances. Any successful liability claims against the Province and any replacement of lost or damaged property are charged to expense in the year of settlement or replacement.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Legal Actions

The Province of New Brunswick is involved in various legal proceedings arising from government activities. Amounts totalling $44.8 million ($22.4 million 2022) have been accrued in these consolidated financial statements which represents management's best estimate of the likely losses due to legal actions. The Province of New Brunswick is also involved in various legal actions, some of which may be significant, the outcome of which is not determinable.

b) Contingent Assets

Legal Actions

The Province of New Brunswick has made claims against several companies in the tobacco industry pursuant to the *Tobacco Damages and Health Care Costs Recovery Act*. The amount of the potential recovery cannot be reasonably estimated.

New Brunswick Credit Union Deposit Insurance Corporation is involved in a legal action. Management estimates that contingent gains are likely to accrue to the Province, but these cannot be reasonably estimated.

NOTE 18 COMMITMENTS

a) Operating Leases

The total future minimum payments under various operating lease agreements, including those of government business enterprises for the rental of space and equipment, amounts to $273.5 million ($240.4 million 2022). Minimum annual lease payments in each of the next five years are as follows:

Fiscal Year		(millions)
2023-2024	$	57.2
2024-2025	$	45.3
2025-2026	$	36.0
2026-2027	$	26.7
2027-2028	$	20.2

NB Power has also entered into various agreements related to the purchase and transmission of electricity.

b) Contractual Obligations

Contractual obligations represent a legal obligation of the Province to others and will become liabilities in the future when the terms of the contract are met.

The nature of the Province's activities results in significant multi-year contracts and obligations. The Province currently has outstanding contractual commitments, other than operating leases, of $8,784.1 million. Significant commitments and agreements are as follows:

		(millions)
Departments	$	4,308.4
Other Government Entities	$	2,168.4
Government Business Enterprises and Business Partnerships	$	2,307.3

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Significant commitments and agreements include:

Departments

	(millions)					
	2024	2025	2026	2027	2028+	Totals
Agriculture, Aquaculture & Fisheries						
Canadian Agricultural Partnership	$ 8.5	$ 8.5	$ 8.5	$ 8.5	$ 8.5	$ 42.5
Atlantic Fisheries Fund	6.1	--	--	--	--	6.1
Various agreements	0.3	0.1	0.1	--	0.1	0.6
Education and Early Childhood Development						
Intervention Programs	31.9	27.8	--	--	--	59.7
Various agreements	3.5	2.2	2.1	--	--	7.8
Environment and Local Government						
Various agreements	26.8	0.6	0.1	--	--	27.5
General Government						
ERP solution implementation agreement	15.9	11.9	6.0	--	--	33.8
Health						
Various Health Care Services	64.9	15.4	4.4	--	--	84.7
Justice and Public Safety						
Public Police Service Agreement	112.2	112.2	112.2	112.2	560.9	1,009.7
Various agreements	2.9	--	--	--	--	2.9
Legislative Assembly						
Various agreements	0.6	1.9	0.3	1.5	3.7	8.0
Natural Resource and Energy Development						
Various agreements	22.2	4.4	3.7	2.9	2.8	36.0
Post-Secondary Education Training and Labour						
Medical Seat Agreements	33.1	27.8	17.5	17.8	18.2	114.4
Apprenticeship	39.5	--	--	--	--	39.5
Social Development						
Nursing Home Services	78.0	92.6	104.0	93.2	1,891.8	2,259.6
Youth Group Homes	23.9	23.9	--	--	--	47.8
Various agreements	32.9	32.9	7.6	3.0	7.8	84.2
Tourism, Heritage and Culture						
Various agreements	1.0	--	--	--	--	1.0
Transportation and Infrastructure						
Fundy Islands Ferry Services Project Operations Agreement	22.5	23.0	23.6	24.3	--	93.4
Permanent Bridges and Highways	50.6	14.9	--	--	--	65.5
Various Capital Projects	237.6	38.1	1.7	2.0	4.3	283.7
Total	$ 814.9	$ 438.2	$ 291.8	$ 265.4	$ 2,498.1	$ 4,308.4

In addition to the above, through the Department of Agriculture, Aquaculture and Fisheries, the Province has commitments to the Government of Canada under the Canadian Agricultural Partnership, where the Province provides 24% - 40% of program payments to clients.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Other Government Entities

	(millions)					
	2024	2025	2026	2027	2028+	Totals
Collège communautaire du Nouveau-Brunswick						
Various agreements	$ 0.9	$ 0.2	$ 0.1	$ 0.1	$ --	$ 1.3
EM/ANB Inc.						
Management of Ambulance Services	36.0	36.0	36.0	36.0	--	144.0
Extra-Mural Program in New Brunswick	3.2	3.2	3.2	3.2	3.2	16.0
New Brunswick Highway Corporation						
Maintenance and Rehabilitation of the Fredericton to Moncton Highway	62.1	34.4	35.2	84.6	67.2	283.5
Maintenance and Rehabilitation of the Trans-Canada Highway from the Quebec border to Longs Creek	27.1	27.7	28.3	28.9	195.8	307.8
Maintenance and Rehabilitation of the Route 1 Gateway	25.4	25.9	26.5	27.1	420.6	525.5
Opportunities NB						
Financial Assistance	23.8	20.6	7.2	4.3	3.0	58.9
Regional Development Corporation						
Regional Development Initiatives	15.5	4.5	1.3	1.1	--	22.4
Community Development Initiatives	16.7	4.5	2.2	--	--	23.4
Canada - New Brunswick Agreements	317.1	67.1	44.3	28.0	9.6	466.1
Fund Management and Administration	9.0	5.0	--	--	--	14.0
Regional Health Authorities						
Various agreements	41.2	27.7	18.2	11.1	4.0	102.2
New Brunswick Research and Productivity Council						
Various agreements	0.4	0.3	0.3	0.1	0.1	1.2
School Districts						
Various agreements	10.9	5.5	1.8	--	--	18.2
Service New Brunswick						
Various agreements	59.7	33.3	31.0	23.9	36.0	183.9
Total	$ 649.0	$ 295.9	$ 235.6	$ 248.4	$ 739.5	$ 2,168.4

Government Business Enterprises and Business Partnerships

	2024	2025	2026	2027	2028+	Totals
Atlantic Lottery Corporation Inc.						
Various Agreements	$ 7.6	$ 2.1	$ 1.2	$ 0.4	$ --	$ 11.3
NB Power						
Fuel Contracts	404.0	106.0	92.0	125.0	1,263.0	1,990.0
Committed Capital	181.0	39.0	9.0	--	--	229.0
Other Commitments	17.0	17.0	13.0	12.0	18.0	77.0
Total	$ 609.6	$ 164.1	$ 115.2	$ 137.4	$ 1,281.0	$ 2,307.3

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

NOTE 19 CONTRACTUAL RIGHTS

Contractual rights are rights of the Province to economic resources arising from contracts or agreements that will result in both assets and revenues in the future when the terms of those contracts or agreements are met.

The nature of the Province's activities results in significant multi-year contracts and rights. The Province currently has outstanding contractual rights of $1,969.9 million. Significant agreements are as follows:

	(millions)
Departments	$ 1,336.9
Other Government Entities	$ 633.0

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Significant contracts and agreements include:

Departments

	(millions)					
	2024	2025	2026	2027	2028+	Totals
Agriculture, Aquaculture and Fisheries						
Sustainable Canadian Agricultural Partnership Agreement	$ 4.8	$ 4.8	$ 4.8	$ 4.8	$ 4.8	$ 24.0
REGI - Business Scale-up and Prod Agreement	0.3	--	--	--	--	0.3[1]
Education and Early Childhood Development						
Canada-New Brunswick Canada-wide Early Learning and Child Care Agreement	105.0	116.5	136.8	--	--	358.3
Canada-New Brunswick Early Learning and Childcare Agreement	13.1	13.1	--	--	--	26.2
Environment and Local Government						
Fire Truck Leases	1.2	1.1	0.7	0.7	0.7	4.4
Executive Council Office						
Various Agreements	0.6	0.3	0.2	--	--	1.1
General Government						
Various Agreements	2.8	0.3	0.2	--	--	3.3[1]
Health						
Various Agreements	0.7	0.1	0.1	0.1	--	1.0
Justice and Public Safety						
Federal Disaster Financial Assistance Program	29.0	7.5	--	--	--	36.5[1]
Youth Justice Services Agreement	4.5	4.5	4.5	4.5	--	18.0
Legal Aid Program	3.5	2.5	2.4	2.3	--	10.7
Other Agreements	1.7	1.6	1.4	0.7	--	5.4[1]
Natural Resources and Energy Development						
Various Agreements	0.8	--	--	--	--	0.8[1]
Post Secondary Education, Training and Labour						
Labour Market Development Agreement	110.5	94.8	94.8	94.8	94.8	489.7[1]
Workforce Development Agreement	19.1	15.0	15.0	15.0	15.0	79.1[1]
Virtual Learning Strategist Agreements	3.6	2.4	1.4	0.1	--	7.5[1]
Social Development						
Bilateral Agreement	22.0	27.4	29.1	32.8	34.6	145.9[1]
Social Housing Agreement	13.5	11.0	8.8	6.1	12.0	51.4
Tourism, Heritage and Culture						
Various Agreements	1.0	--	--	--	--	1.0
Transportation and Infrastructure						
Provincial Territorial Infrastructure Component Agreement	28.2	16.1	11.1	--	--	55.4[1]
Disaster Mitigation and Adaptation Fund	2.1	2.1	2.0	4.6	--	10.8[1]
National Trade Corridors Fund	5.2	--	--	--	--	5.2[1]
Other Agreements	0.2	0.2	0.2	0.2	0.1	0.9
Total	$ 373.4	$ 321.3	$ 313.5	$ 166.7	$ 162.0	$ 1,336.9

1 These agreements are claim based. The totals represent the maximum amount of eligible future costs that could be claimed through these agreements.

Through the Department of Health, the Province is party to several agreements which entitle the Province to rebates based on the volume of eligible goods purchased.

Through the Departments of Agriculture, Aquaculture and Fisheries, and Natural Resources and Energy Development, the Province is party to numerous crown land lease and right of way agreements, which entitle the Province to revenue over the term of the agreements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Through the Department of Social Development, the Province is party to numerous housing and residential unit leases, which entitle the Province to revenue over the term of the agreements.

Through the Department of Natural Resources and Energy Development, the Province is entitled to royalty revenue, the most significant of which is timber royalty revenue, which is based on cubic meters of wood harvested, and varies according to the species and product being harvested. The First Nation timber royalty collected is returned to First Nations through another agreement.

Through the Department of Transportation and Infrastructure, the Province is party to municipal summer and winter maintenance agreements, which entitle the Province to revenue based on the agreed upon rate per lane kilometers to be maintained.

Other Government Entities

	(millions)					
	2024	2025	2026	2027	2028+	Totals
Regional Development Corporation						
Federal/Provincial Agreements	$ 171.6	$ 147.5	$ 131.0	$ 100.0	$ 71.0	$ 621.1[1]
Other	0.8	0.8	0.8	0.7	8.8	11.9
Total	$ 172.4	$ 148.3	$ 131.8	$ 100.7	$ 79.8	$ 633.0

[1] The Federal/Provincial Agreements includes claim based agreements. The maximum amount of eligible future costs that could be claimed through these agreements is $571.8 million.

Through New Brunswick Agriculture Insurance Commission, the Province is party to a Canadian Agricultural Partnership agreement, which entitles the Province to revenue from the federal government based on 60% of eligible costs incurred in certain programs.

NOTE 20 SPECIAL PURPOSE ACCOUNTS

Special Purpose Account revenue earned but not spent accumulates as a surplus in that account and may be spent in future years for the purposes specified. At 31 March 2023, the accumulated surplus in all Special Purpose Accounts totaled $174.0 million ($170.8 million 2022). This total is a component of net debt and accumulated deficit.

Descriptions of Major Special Purpose Accounts

Climate Change Fund

The Climate Change Fund provides support for projects to reduce greenhouse gas emissions, increase resilience to the impacts of climate change, research, education, and the promotion of other climate change initiatives. The accumulated surplus as at 31 March 2023 was $9.6 million ($16.5 million 2022).

CMHC

CMHC funding is used to provide funding for the operation of the programs that fall under the administration of the Social Housing Agreement. Fund revenues include interest earned on the fund, interest earned from second mortgages, and the cumulative excess of funding for social housing not spent to date. Expenditures from the fund are for approved CMHC program funding, any annual excess of which may be carried over for future program expenditures until the agreement expiration date in 2034. The accumulated surplus in CMHC funding at 31 March 2023 was $13.1 million ($15.1 million 2022).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Environmental Trust Fund

The Environmental Trust Fund provides financial assistance for eligible projects that are within the following categories: protection, restoration, sustainable development, conservation, education and beautification. Actual costs are reimbursed by the Environmental Trust Fund for eligible activities. The accumulated surplus as at 31 March 2023 was $36.9 million ($40.9 million 2022).

School District Self-Sustaining Accounts

Self-Sustaining Accounts record school district revenue and expenses for non-educational services such as the rental of school facilities, cafeteria operations and foreign student tuition fees. These special purpose accounts also record partnership activities with third parties to provide resources, services or grants to students. The accumulated surplus in school district self-sustaining accounts at 31 March 2023 was $77.4 million ($66.0 million 2022).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

The following table summarizes the change in the accumulated Special Purpose Account surplus:

	(millions)			
	2022	2023		
	Accumulated Surplus	Revenue	Expense	Accumulated Surplus
Archives Trust Account	$ 0.1	$ --	$ --	**$ 0.1**
Arts Development Trust Fund	--	1.2	1.2	**--**
Cannabis Education and Awareness Fund	2.3	0.8	0.1	**3.0**
Climate Change Fund	16.5	36.0	42.9	**9.6**
CMHC	15.1	0.1	2.1	**13.1**
Crime Prevention Fund	0.1	1.3	1.3	**0.1**
Drinking Driver Re-education Account	0.3	0.2	0.2	**0.3**
Environmental Trust Fund	40.9	8.2	12.2	**36.9**
Fish Stocking Fund	0.9	0.3	0.5	**0.7**
Fred Magee Account	0.4	--	--	**0.4**
Go NB!	--	0.4	0.2	**0.2**
Health Services Liability Protection Plan	--	1.4	1.2	**0.2**
International Projects	--	0.4	0.4	**--**
Land Management Fund	8.5	2.7	1.7	**9.5**
Library Account	0.5	0.6	0.6	**0.5**
Municipal Police Assistance Fund	1.9	2.6	3.3	**1.2**
National Safety Code Agreement	--	0.2	0.2	**--**
Natural Resources and Energy Development Recoverable Projects	--	0.6	0.6	**--**
NB 911 Service Fund	8.0	10.6	7.6	**11.0**
Proceeds of Crime Trust Fund	1.1	0.2	0.3	**1.0**
Provincial Parks	0.4	0.1	0.1	**0.4**
Public/Private Partnership Projects	0.2	--	--	**0.2**
Renovation of Old Government House	0.1	--	--	**0.1**
School District Scholarship and Trusts	--	0.1	0.1	**--**
School District Self-Sustaining Accounts	66.0	67.7	56.3	**77.4**
Sport Development Trust Fund	--	1.0	0.9	**0.1**
Strait Crossing Finance Inc.	--	0.1	0.1	**--**
Trail Management Trust Fund	1.6	2.0	2.0	**1.6**
Training Recoverable Projects	3.1	2.1	2.0	**3.2**
Victim Services Account	1.3	2.9	2.7	**1.5**
Wildlife Trust Fund	1.5	1.4	1.2	**1.7**
	$ 170.8	$ 145.2	$ 142.0	**$ 174.0**

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

NOTE 21 TRUST FUNDS

The Province is trustee for various trust funds outside the Provincial Reporting Entity.

The following is a summary of the trust fund equities calculated using the method indicated below to value investment assets:

	(millions)	
	2023	2022
Cost Method:		
Margaret R. Lynds Bequest	**$ 0.1**	$ 0.1
Mental Health Trust Fund	**1.6**	1.6
Viscount Bennett Bequest	**0.2**	0.2
Public Health Network Council	**0.3**	0.4
Training Completions Fund	**7.2**	6.7
Provincial-Territorial Immigration Secretariat	**0.3**	0.3
	$ 9.7	$ 9.3
Market Value Method:		
Judges' Superannuation Fund	**$ 58.3**	$ 58.9
Office of the Public Trustee Trust Fund	**15.0**	12.9
Pension Plan for General Labour, Trades and Services Employees of New Brunswick School Districts	**425.9**	446.4
Pension Plan for Full-Time CUPE 2745 Employees of New Brunswick School Districts	**100.4**	107.1
Supplementary Retirement Plan	**59.7**	50.2
	$ 659.3	$ 675.5

The Margaret R. Lynds Bequest awards three annual scholarships of equal value to students pursuing the study of communications at specified universities. The Mental Health Trust Fund is used to pay for psychoanalysis treatment of deserving New Brunswick residents. The income from the Viscount Bennett Bequest is used to develop the Province's historic resources. The Public Health Network Council supports initiatives that strengthen and enhance public health policy in Canada. The Province of New Brunswick was selected as co-chair of the Council in fiscal 2020-21. The Training Completions Fund is used to protect students from risk of financial loss resulting from the unexpected closure of a Private Occupational Training Organization. The Provincial-Territorial (PT) Immigration Secretariat facilitates multilateral collaboration and communication among PT ministries responsible for immigration. It is under the administration of New Brunswick until 31 March 2023. The Public Trustee of New Brunswick protects the financial and personal interests of the elderly, the mentally challenged, children, missing or deceased persons, when there is no one else able and willing to do so.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

NOTE 22 INTER-ENTITY TRANSACTIONS AND RELATED PARTY DISCLOSURES

Included in these Consolidated Financial Statements are insignificant transactions with various organizations that, due to common control or ownership by the Province, are deemed to be related parties. These organizations include provincial crown corporations, agencies, boards, commissions and government not-for-profit organizations. Significant inter-entity transactions have been offset and eliminated for purposes of consolidated reporting, with the exception of transactions described in Note 6.

Related parties also include key management personnel and their close family members, and any entities affiliated with them. Key management personnel have the authority and responsibility for planning, directing and controlling the activities of the Province, and have been identified as the Premier, senior staff of Executive Council Office, Ministers, Deputy Ministers, Executive Assistants to Ministers, and the equivalent positions within the Province's controlled entities. For the year ended 31 March 2023, there were no material transactions that occurred at a value other than fair market value between the Province and key management personnel, their close family members, or any entities with which they are affiliated.

NOTE 23 RESTRUCTURING TRANSACTIONS

During the year, local governance reform in the Province resulted in a decrease from 104 local governments and 236 local service districts to 77 local governments and 12 rural districts. Pursuant to *New Brunswick Regulation 2022-50 Local Governments Regulation – Local Governance Act*, the strategic local restructuring was effective as of 1 January 2023. As a consequence of the regulation, certain local service districts which were previously controlled by the Province became part of a local government. Local governments are not controlled by the Province, therefore are not included in the provincial reporting entity.

On 1 January 2023, the Province transferred assets and liabilities, together with related programs and services of the annexed local service districts, to their respective local governments.

All assets and liabilities were transferred for nominal consideration at the Province's carrying value, resulting in a loss from restructuring. Assets included land, buildings, and infrastructure as described below, along with various buildings, vehicles, equipment and a waste water management system that had a nil carrying value. Financial liabilities include loans payable to the Province. The difference between the carrying value of the financial assets and financial liabilities was recorded as an expense during the year.

The fair value of the assets and the liabilities transferred were as follows:

	(millions)
Land and buildings	$ 5.7
Loans payable	(1.8)
Loss from restructuring	$ 3.9

NOTE 24 COVID-19 VACCINES

The Province received COVID-19 vaccines from the federal government at no cost for provincial distribution. Due to confidentiality clauses embedded in contracts between the federal government and the various COVID-19 vaccine manufacturers, the federal government was not able to share information related to the price per dose of vaccines. Therefore, COVID-19 vaccines received from the federal government at no cost have not been reflected in these Consolidated Financial Statements as the fair value could not be reasonably determined. During the year, the Province received 363.9 thousand doses from the Government of Canada and held 83.2 thousand doses in inventory at 31 March 2023.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

NOTE 25 PRIOR PERIOD ADJUSTMENT

Restatement to Net Debt and Accumulated Operating Deficit

Effective 1 April 2022, the Province adopted Public Sector Accounting Standard PS 3280 – Asset Retirement Obligations as described in Note 1 of these Consolidated Financial Statements. This resulted in a restatement of 31 March 2022 financial results as follows: an increase of $421.2 million in accounts payable and accrued liabilities, $67.0 million in tangible capital assets and $8.0 million in amortization expenses. The tables below summarize the impact of the restatement on the opening 2022 and 2023 net debt and accumulated operating deficit figures.

RESTATED NET DEBT - BEGINNING OF YEAR

	(millions)	
	2023 Actual	**2022 Actual**
NET DEBT - BEGINNING OF YEAR		
As Previously Published	**$ (12,362.6)**	$ (13,452.1)
Asset Retirement Obligations	**(421.2)**	(420.2)
RESTATED NET DEBT - BEGINNING OF YEAR	**$ (12,783.8)**	$ (13,872.3)

RESTATED ACCUMULATED OPERATING DEFICIT - BEGINNING OF YEAR

	(millions)	
	2023 Actual	**2022 Actual**
ACCUMULATED OPERATING DEFICIT - BEGINNING OF YEAR		
As Previously Published	**$ (3,030.4)**	$ (4,136.7)
Asset Retirement Obligations	**(354.2)**	(346.2)
RESTATED ACCUMULATED OPERATING DEFICIT - BEGINNING OF YEAR	**$ (3,384.6)**	$ (4,482.9)

NOTE 26 COMPARATIVE FIGURES

Certain of the 2022 figures have been reclassified to conform with the presentation adopted for 2023.

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

SCHEDULE 1
CASH AND SHORT-TERM INVESTMENTS

	(millions) 2023	2022
Cash	$ 2,962.8	$ 2,351.3
Short Term Investments	814.5	879.5
	$ 3,777.3	$ 3,230.8

SCHEDULE 2
RECEIVABLES AND ADVANCES

	(millions) 2023	2022
Accounts Receivable		
General Receivables	$ 451.7	$ 378.6
Less: Allowance for Doubtful Accounts	135.3	121.9
	316.4	256.7
Due from Federal Government	268.1	240.4
Loan Guarantees Receivable		
Loan Guarantees	76.8	82.3
Less: Allowance for Doubtful Accounts	76.2	81.6
	0.6	0.7
Advances		
Advances	9.2	9.2
Less: Allowance for Doubtful Accounts	4.2	4.2
	5.0	5.0
Interest Receivable		
Student Loans	30.9	30.9
Other	27.6	24.3
	58.5	55.2
Less: Allowance for Doubtful Accounts	44.3	44.1
	14.2	11.1
	$ 604.3	$ 513.9

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

SCHEDULE 3
TAXES RECEIVABLE

	2023 (millions)	2022 (millions)
Real Property Tax	$ 1,332.8	$ 1,408.6
Harmonized Sales Tax	20.6	125.8
Royalties and Stumpage on Timber	41.6	20.0
Carbon Emitting Products Tax	18.7	15.1
Gasoline and Motive Fuels Tax	18.1	18.1
Tobacco Tax	8.6	10.1
Other	4.8	4.8
	1,445.2	1,602.5
Less: Allowance for Doubtful Accounts	42.2	42.4
	$ 1,403.0	$ 1,560.1

SCHEDULE 4
INVESTMENT IN GOVERNMENT BUSINESS ENTERPRISES AND BUSINESS PARTNERSHIPS

	2023	2022
New Brunswick Power Corporation	$ 334.0	$ 716.0
Less: regulatory deferral adjustment (Note 6)	(94.2)	(99.9)
New Brunswick Liquor Corporation	34.6	38.7
Atlantic Lottery Corporation Inc.	33.5	35.9
Cannabis NB Ltd.	10.7	9.2
New Brunswick Municipal Finance Corporation	0.1	0.4
	$ 318.7	$ 700.3

SCHEDULE 5
PORTFOLIO AND OTHER INVESTMENTS

	2023	2022
Portfolio Investments (Note 5)	$ 97.2	$ 89.3
Other Investments	--	12.0
	$ 97.2	$ 101.3

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

SCHEDULE 6
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

(millions)	2023	2022
Accounts Payable	$ 891.0	$ 625.3
Due to Federal Government	7.2	1.4
Accrued Interest		
Funded Debt	100.3	124.7
Other	41.2	37.2
	141.5	161.9
Employee Benefits		
Accrued Salaries Payable	553.0	784.8
Retirement Allowances (Note 8)	397.0	398.2
Liability for Injured Workers	335.6	368.7
Sick Leave (Note 9)	250.2	248.7
	1,535.8	1,800.4
Allowance for Losses		
Contingent Liabilities - Guaranteed Loan Provision (Note 17)	9.0	9.3
Other	0.9	1.2
	9.9	10.5
Municipal Property Taxes Due to Municipalities	692.2	561.3
Asset Retirement Obligations (Note 12)	422.1	421.2
Liability for Contaminated Sites (Note 10)	51.0	50.8
Medicare and Out of Province Payments	40.5	66.5
Holdbacks on Contracts	22.9	17.6
Health Services Liability Protection Plan	9.3	9.8
Other	213.6	142.7
	1,451.6	1,269.9
	$ 4,037.0	$ 3,869.4

SCHEDULE 7
DEFERRED REVENUE

	2023	2022
Real Property Taxes	$ 357.7	$ 438.0
Motor Vehicle and Operators' Licenses	73.3	71.3
Healthy Seniors Pilot Project	45.7	46.9
Early Learning and Child Care	42.6	51.2
Capital Contributions	6.9	6.1
Workforce and Labour Market Development	--	26.5
Other	93.8	76.1
	$ 620.0	$ 716.1

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

(millions)

SCHEDULE 8
DEPOSITS HELD IN TRUST

	2023	2022
Retention Fund for Fee for Service Physicians	$ 76.5	$ 72.5
Tenants' Security Deposits	47.4	41.0
New Brunswick Provincial Nominee Program Deposits	37.2	44.3
Court of King's Bench	10.9	8.3
Land Reclamation Security	8.5	8.2
Scholarship Trusts	4.2	3.7
Other	44.4	42.1
	$ 229.1	$ 220.1

SCHEDULE 9
OBLIGATIONS UNDER CAPITAL LEASES

	2023	2022
Highways	$ 280.0	$ 332.2
Hospitals, Ambulances and Medical Equipment	84.3	86.7
Other Buildings and Equipment	17.9	26.5
	$ 382.2	$ 445.4

SCHEDULE 10
INVENTORIES OF SUPPLIES

	2023	2022
Health Supplies and Vaccines	$ 81.5	$ 98.4
Construction Materials and Repair Parts	25.1	25.0
Other Supplies	14.3	8.1
	$ 120.9	$ 131.5

SCHEDULE 11
PREPAID AND DEFERRED CHARGES

	2023	2022
Public Private Partnership Contracts	$ 53.0	$ 38.3
Other	98.6	74.9
	$ 151.6	$ 113.2

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

SCHEDULE 12
TAXES

	2023 Budget	2023 Actual	2022 Actual
		(millions)	
Personal Income Tax	$ 1,954.0	$ **2,404.9**	$ 1,943.9
Corporate Income Tax	486.7	**954.9**	519.4
Metallic Minerals Tax	1.0	**0.1**	0.8
	2,441.7	**3,359.9**	2,464.1
Provincial Real Property Tax	562.7	**535.3**	559.9
Harmonized Sales Tax	1,774.5	**1,914.4**	1,834.6
Carbon Emitting Products Tax	206.0	**208.2**	168.3
Gasoline and Motive Fuels Tax	202.5	**201.2**	201.7
Tobacco Tax	110.0	**95.7**	113.8
Pari-mutuel Tax	0.5	**0.7**	0.6
	2,293.5	**2,420.2**	2,319.0
Insurance Premium Tax	70.0	**82.5**	75.5
Real Property Transfer Tax	45.0	**52.8**	56.9
Financial Corporation Capital Tax	24.0	**27.3**	27.9
Penalties and Interest	17.5	**14.1**	16.3
Cannabis Duty	12.0	**13.0**	10.9
	168.5	**189.7**	187.5
	$ 5,466.4	$ **6,505.1**	$ 5,530.5

SCHEDULE 13
LICENSES AND PERMITS

	2023 Budget	2023 Actual	2022 Actual
Motor Vehicle	$ 145.8	$ **152.9**	$ 144.6
Fish and Wildlife	5.9	**5.7**	5.4
Mines	2.7	**2.6**	3.2
Other	14.2	**14.6**	15.4
	$ 168.6	$ **175.8**	$ 168.6

SCHEDULE 14
ROYALTIES

	2023 Budget	2023 Actual	2022 Actual
Forest	$ 68.1	$ **104.2**	$ 74.7
Mines	2.2	**2.5**	3.1
	$ 70.3	$ **106.7**	$ 77.8

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

	2023 Budget	2023 Actual (millions)	2022 Actual
SCHEDULE 15			
INCOME FROM GOVERNMENT BUSINESS ENTERPRISES AND BUSINESS PARTNERSHIPS			
New Brunswick Liquor Corporation	$ 200.0	**$ 199.8**	$ 198.9
Atlantic Lottery Corporation Inc.	142.9	**154.0**	139.4
New Brunswick Power Corporation	45.7	**(43.0)**	80.0
Add: regulatory deferral adjustment (Note 6)	--	**5.7**	5.7
Cannabis NB Ltd.	20.9	**18.3**	16.5
New Brunswick Municipal Finance Corporation	--	**(0.2)**	(0.1)
	$ 409.5	**$ 334.6**	$ 440.4

SCHEDULE 16
OTHER PROVINCIAL REVENUE

	2023 Budget	2023 Actual	2022 Actual
Sales of Goods and Services			
General	$ 300.3	**$ 311.8**	$ 298.9
Leases and Rentals	116.2	**115.9**	114.4
Institutional	61.2	**75.7**	67.7
Intergovernmental	29.4	**48.4**	43.3
Provincial Parks	6.7	**10.4**	6.8
Lotteries and Gaming	22.8	**33.5**	18.1
Interest and Dividend Income	19.2	**25.7**	19.1
Fines and Penalties	9.6	**9.5**	10.1
Other Revenue	128.5	**202.5**	168.8
	$ 693.9	**$ 833.4**	$ 747.2

SCHEDULE 17
FEDERAL GOVERNMENT TRANSFERS

	2023 Budget	2023 Actual	2022 Actual
Fiscal Equalization Payments	$ 2,360.0	**$ 2,360.0**	$ 2,274.4
Canada Health Transfer	934.2	**983.6**	972.4
Canada Social Transfer	329.4	**332.7**	319.4
Labour Market Development Agreement	107.6	**128.5**	108.9
Canada-New Brunswick Canada-Wide Early Learning and Child Care Agreement	106.3	**77.8**	5.6
Canada-New Brunswick Integrated Bilateral Agreement	144.8	**57.3**	58.4
Canada Community-Building Fund	49.3	**49.9**	93.5
Recoveries - CMHC	36.2	**35.3**	30.8
Workforce Development Agreement	18.9	**22.9**	33.8
Disaster Financial Assistance Program	31.8	**13.8**	14.9
Healthy Seniors Pilot Project	43.4	**1.2**	--
Canada's COVID-19 Immunization Plan	--	**--**	20.5
Other Transfers	167.7	**194.8**	194.2
	$ 4,329.6	**$ 4,257.8**	$ 4,126.8

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

(millions)

	2023 Budget	2023 Actual	2022 Actual
SCHEDULE 18			
EDUCATION AND TRAINING			
Education and Early Childhood Development	$ 1,693.4	**$ 1,719.2**	$ 1,559.5
Post-Secondary Education Services	593.0	**602.2**	523.2
Pension Expense	114.3	**106.8**	101.1
Amortization Expense	63.3	**67.3**	65.1
Provision Expense	5.2	**5.7**	6.4
	$ 2,469.2	**$ 2,501.2**	$ 2,255.3
SCHEDULE 19			
HEALTH			
Health Services	$ 3,527.4	**$ 3,750.3**	$ 3,457.8
Pension Expense	83.8	**52.2**	68.4
Amortization Expense	93.6	**79.2**	76.9
Provision Expense	3.9	**16.0**	13.6
	$ 3,708.7	**$ 3,897.7**	$ 3,616.7
SCHEDULE 20			
SOCIAL DEVELOPMENT			
Social Development	$ 1,535.4	**$ 1,574.3**	$ 1,446.3
Pension Expense	29.3	**29.3**	29.0
Amortization Expense	23.2	**23.9**	23.1
Provision Expense	4.0	**0.9**	2.4
	$ 1,591.9	**$ 1,628.4**	$ 1,500.8
SCHEDULE 21			
PROTECTION SERVICES			
Justice and Public Safety	$ 349.2	**$ 353.2**	$ 344.3
Pension Expense	5.1	**2.6**	1.8
Provision Expense	0.6	**1.3**	2.3
Amortization Expense	0.7	**0.9**	0.8
	$ 355.6	**$ 358.0**	$ 349.2

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

SCHEDULE 22
ECONOMIC DEVELOPMENT

(millions)	2023 Budget	2023 Actual	2022 Actual
Regional Development Corporation	$ 298.5	**$ 190.0**	$ 204.7
Tourism, Heritage and Culture	83.7	**83.7**	74.6
Opportunities New Brunswick	51.3	**45.0**	39.4
New Brunswick Research and Productivity Council	17.5	**17.0**	17.1
Economic Development	1.8	**5.1**	3.0
Amortization Expense	7.2	**7.1**	6.7
Pension Expense	1.3	**1.3**	1.3
Provision Expense	5.0	**1.6**	--
	$ 466.3	**$ 350.8**	$ 346.8

SCHEDULE 23
RESOURCES

(millions)	2023 Budget	2023 Actual	2022 Actual
Natural Resources and Energy Development	$ 102.5	**$ 154.5**	$ 111.4
Environment	69.2	**67.2**	52.0
Agriculture, Aquaculture and Fisheries	44.9	**42.4**	41.9
Resources	38.3	**46.2**	33.9
Amortization Expense	2.2	**2.3**	1.8
Provision Expense	3.3	**0.9**	0.3
Pension Expense	0.2	**0.2**	0.2
	$ 260.6	**$ 313.7**	$ 241.5

SCHEDULE 24
TRANSPORTATION AND INFRASTRUCTURE

(millions)	2023 Budget	2023 Actual	2022 Actual
Transportation and Infrastructure	$ 447.8	**$ 450.2**	$ 411.1
Amortization Expense	375.9	**376.5**	362.5
Provision Expense	0.3	**1.3**	4.7
	$ 824.0	**$ 828.0**	$ 778.3

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

SCHEDULE 25
CENTRAL GOVERNMENT

	(millions) 2023 Budget	2023 Actual	2022 Actual
Service New Brunswick	$ 218.2	**$ 226.4**	$ 196.4
Local Government	152.2	**145.7**	132.1
Pension Expense	139.2	**151.3**	137.8
Revenue Sharing Agreements with First Nations	65.3	**77.7**	57.9
Canada Pension Plan Employer Contributions	33.1	**38.5**	32.2
Retirement Allowance	40.0	**36.4**	50.9
Legislative Assembly	37.2	**33.7**	31.6
Finance and Treasury Board	33.6	**31.3**	30.3
Enterprise Resource Planning	31.7	**25.3**	20.5
General Government	31.2	**18.3**	55.7
Executive Council	15.9	**16.1**	13.2
Natural Gas Distribution Program	14.0	**14.0**	10.4
Financial and Consumer Services Commission	15.1	**13.0**	11.0
Amortization Expense	8.5	**10.0**	10.2
New Brunswick Lotteries and Gaming Corporation	4.3	**5.5**	2.7
Provision Expense	6.0	**24.6**	5.2
Office of the Premier	1.6	**1.6**	1.3
Injured Workers Liability Accrual	10.0	**(33.1)**	(54.4)
	$ 857.1	**$ 836.3**	$ 745.0

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

SCHEDULE 26
PROVINCIAL REPORTING ENTITY

The Provincial Reporting Entity is comprised of certain organizations that are controlled by the Province. These organizations are the Consolidated Fund, the General Sinking Fund and the agencies, commissions and corporations listed below. Further information regarding the accounting methods used to consolidate these organizations can be found in Note 1.

Organizations using the Consolidation Method:

Anglophone East School District
Anglophone North School District
Anglophone South School District
Anglophone West School District
Arts Development Trust Fund
Atlantic Education International Inc.
Cannabis Management Corporation (CMC)
Centre communautaire Sainte-Anne
Collège communautaire du Nouveau-Brunswick
Economic and Social Inclusion Corporation
EM/ANB Inc.
Environmental Trust Fund
Financial and Consumer Services Commission
Forest Protection Limited
Francophone nord-est school district
Francophone nord-ouest school district
Francophone sud school district
Fundy Trail Development Authority Inc.
Horizon Health Network
Kings Landing Corporation
Labour and Employment Board
New Brunswick Agricultural Insurance Commission
New Brunswick Arts Board
New Brunswick Combat Sport Commission
New Brunswick Community College
New Brunswick Credit Union Deposit Insurance Corporation (NBCUDIC)
New Brunswick Energy and Utilities Board
New Brunswick Farm Products Commission
New Brunswick Forest Products Commission
New Brunswick Grain Commission
New Brunswick Health Council
New Brunswick Highway Corporation
New Brunswick Housing Corporation
New Brunswick Immigrant Investor Fund (2009) Ltd.
New Brunswick Insurance Board
New Brunswick Legal Aid Services Commission
New Brunswick Lotteries and Gaming Corporation
New Brunswick Museum
New Brunswick Police Commission
New Brunswick Public Libraries Foundation
New Brunswick Research and Productivity Council
New Brunswick Women's Council
Opportunities New Brunswick
Premier's Council on Disabilities
Provincial Holdings Ltd.
Recycle New Brunswick
Regional Development Corporation
Route 1 Gateway Project Company Ltd
Service New Brunswick
Sport Development Trust Fund
Strait Crossing Finance Inc.
Trans-Canada Highway Project Co. Ltd
Vitalité Health Network

Nursing Homes using the Consolidation Method:

Campbellton Nursing Home Inc.
Campobello Lodge Inc.
Carleton Manor Inc.
Carleton-Kirk Lodge
Central Carleton Nursing Home Inc.
Central New Brunswick Nursing Home Inc.
Complexe Rendez-vous Inc.
Dalhousie Nursing Home Inc.
Dr. V. A. Snow Centre Inc.
Drew Nursing Home
Forest Dale Home Inc.
Foyer Assomption
Foyer Notre-Dame de Saint-Léonard Inc.
Foyer Notre-Dame-de-Lourdes Inc.
Foyer Saint-Antoine
Foyer Ste-Élizabeth Inc.
Fredericton South Nursing Home Inc.
Fundy Nursing Home
Grand Manan Nursing Home Inc.
Jordan Lifecare Centre Inc.

SCHEDULES TO THE CONSOLIDATED FINANCIAL STATEMENTS
31 MARCH 2023

Kennebec Manor Inc.
Kenneth E. Spencer Memorial Home Inc.
Kings Way Care Centre Inc.
Kiwanis Nursing Home Inc.
La Villa Sormany Inc.
Le Foyer St Thomas de la Vallée de Memramcook Inc.
Les Résidences Inkerman Inc.
Les Résidences Jodin Inc.
Les Résidences Lucien Saindon Inc.
Les Résidences Mgr Chiasson Inc.
Lincourt Manor Inc.
Loch Lomond Villa Inc.
Manoir Édith B. Pinet Inc.
Manoir Saint-Jean Baptiste Inc.
Mill Cove Nursing Home Inc.
Nashwaak Villa Inc.
Passamaquoddy Lodge Inc.
Résidence Mgr Melanson Inc.
Rexton Lions Nursing Home Inc.
River View Manor Inc.
Rocmaura Inc.
Tabusintac Nursing Home Inc.
The Church of St. John and St. Stephen Home Inc.
The Salvation Army - Lakeview Manor
Tobique Valley Manor Inc.
Turnbull Nursing Home Inc.
Victoria Glen Manor Inc.
Villa Beauséjour Inc.
Villa des Chutes / Falls Villa
Villa du Repos Inc.
Villa Maria Inc.
Villa Providence Shédiac Inc.
Villa St-Joseph Inc.
W. G. Bishop Nursing Home
Wauklehegan Manor Inc.
Westford Nursing Home
White Rapids Manor Inc.
Woolastook Long Term Care Facility Inc.
York Manor Inc.

Organizations using the Modified Equity Method:

Atlantic Lottery Corporation Inc. (ALC)
Cannabis NB Ltd. (CNB)
New Brunswick Liquor Corporation (NB Liquor)
New Brunswick Municipal Finance Corporation (NBMFC)
New Brunswick Power Corporation (NB Power)